                                                                 Exhibit 10.2(A)

                                                                  EXECUTION COPY

================================================================================

                    MORTGAGE LOAN PURCHASE AND SALE AGREEMENT
                             (AMENDED AND RESTATED)

                                      AMONG

                           WASHINGTON MUTUAL BANK, FA
                           WASHINGTON MUTUAL BANK FSB
                             WASHINGTON MUTUAL BANK
                                    (SELLERS)

                  BANC OF AMERICA MORTGAGE CAPITAL CORPORATION

                                   (PURCHASER)

                                       AND

                              BANK OF AMERICA, N.A.
           (AS SUCCESSOR IN INTEREST TO THE PURCHASER WITH RESPECT TO
                             CERTAIN MORTGAGE LOANS
                       PURCHASED PRIOR TO THE DATE HEREOF)

                            DATED AS OF JULY 1, 2003,
      AMENDING AND RESTATING THE MORTGAGE LOAN PURCHASE AND SALE AGREEMENT
                           DATED AS OF JANUARY 1, 2002

                      RESIDENTIAL FIRST LIEN MORTGAGE LOANS
                              FLOW DELIVERY PROGRAM

================================================================================

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
ARTICLE 1. DEFINITIONS..........................................................     2

ARTICLE 2. SALE AND CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF FILES;
           PAYMENT OF PURCHASE PRICE; DELIVERY OF MORTGAGE LOAN DOCUMENTS;
           RECORDATION OF ASSIGNMENTS OF MORTGAGE...............................    10

           Section 2.1    Sale and Conveyance of Mortgage Loans; Possession
                          of Files..............................................    10
           Section 2.2    Delivery of Mortgage Loan Documents Regarding Mortgage
                          Loans; Recordation of Assignments of Mortgage.........    11
           Section 2.3    Purchaser's Due Diligence Review......................    14

ARTICLE 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLERS CONCERNING
           MORTGAGE LOANS; REPURCHASE OF MORTGAGE LOANS.........................    14

           Section 3.1    Individual Mortgage Loans.............................    14
           Section 3.2    Seller Representations................................    24
           Section 3.3    Repurchase and Substitution...........................    25

ARTICLE 4. COVENANTS............................................................    28

           Section 4.1    Cooperation...........................................    28
           Section 4.2    Representations, Warranties, Covenants and
                          Indemnities...........................................    29
           Section 4.3    Delivery of Documents.................................    29
           Section 4.4    Consents and Approvals................................    29
           Section 4.5    Confidentiality.......................................    29
           Section 4.6    Servicing.............................................    30

ARTICLE 5. CONDITIONS TO PURCHASE...............................................    30

           Section 5.1    Effective Date and Closing Date Documents.............    30
           Section 5.2    Correctness of Representations and Warranties.........    30
           Section 5.3    Compliance With Conditions............................    30
           Section 5.4    Costs.................................................    30

ARTICLE 6. PASS-THROUGH AND WHOLE LOAN TRANSFERS................................    31

           Section 6.1    Pass-Through Transfers or Whole Loan Transfers........    31
           Section 6.2    Designation of a Master Servicer......................    33

ARTICLE 7. MISCELLANEOUS PROVISIONS.............................................    34

           Section 7.1    Amendment.............................................    34

           Section 7.2    Recordation of Agreement..............................    34
           Section 7.3    Governing Law.........................................    34
           Section 7.4    General Interpretive Principles.......................    34
           Section 7.5    Reproduction of Documents.............................    35
           Section 7.6    Notices...............................................    35
           Section 7.7    Severability of Provisions............................    36
           Section 7.8    Exhibits..............................................    37
           Section 7.9    Counterparts; Successors and Assigns..................    37
           Section 7.10   Effect of Headings....................................    37
           Section 7.11   Other Agreements Superseded...........................    37
           Section 7.12   Survival..............................................    37
           Section 7.13   Intention of the Parties..............................    38
           Section 7.14   Nonsolicitation.......................................    38
           Section 7.15   Obligations of the Sellers............................    39
           Section 7.16   Attorneys' Fees.......................................    39

                              EXHIBITS & SCHEDULES

Exhibit A-1   CONTENTS OF COLLATERAL FILE

Exhibit A-2   CONTENTS OF CREDIT FILE

Exhibit B     TERM SHEET
              SCHEDULE I TO TERM SHEET -- MORTGAGE LOAN SCHEDULE(S)

Exhibit C     FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                    MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

                             (AMENDED AND RESTATED)

     THIS MORTGAGE LOAN PURCHASE AND SALE AGREEMENT (AMENDED AND RESTATED) (this "Agreement") dated as of July 1, 2003, which amends and restates the Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2002, is among Banc of America Mortgage Capital Corporation, a North Carolina corporation, as purchaser (the "Purchaser"), Bank of America, N.A. ("BANA"), a national banking association, as successor and assign of the Purchaser with respect to certain mortgage loans sold to the Purchaser prior to the date hereof, and Washington Mutual Bank, FA, a savings association organized under the laws of the United States, Washington Mutual Bank fsb, a savings bank organized under the laws of the United States, and Washington Mutual Bank, a Washington state chartered stock savings bank, as sellers (each, "Seller" and, collectively, the "Sellers").

                              PRELIMINARY STATEMENT

     WHEREAS, in reliance upon the representations, warranties and covenants of each Seller contained here, the Purchaser desires to purchase from each Seller, from time to time, and each Seller desires to sell to the Purchaser, from time to time, certain residential first lien mortgage loans, subject to the terms and conditions of this Agreement, without recourse and exclusive of the related servicing rights;

     WHEREAS, the Purchaser and the Sellers desire to prescribe in this Agreement the manner of sale by each Seller and purchase by the Purchaser of such mortgage loans on or after the date hereof;

     WHEREAS, pursuant to the Original Purchase Agreement, the Purchaser has purchased from the Sellers, and the Sellers have sold to the Purchaser, without recourse and on a servicing-retained basis, certain residential, first lien mortgage loans prior to the date hereof;

     WHEREAS, pursuant to various Assignment, Assumption and Recognition Agreements executed from time to time prior to the date hereof, the Purchaser has assigned its interest in such mortgage loans and the Original Purchase Agreement as it relates to such mortgage loans to BANA;

     WHEREAS, BANA and the Sellers desire to amend and restate in this Agreement the terms of the sale by each Seller and purchase by the Purchaser of such mortgage loans prior to the date hereof;

     WHEREAS, the Purchaser and the Sellers desire that Washington Mutual Bank, FA service all mortgage loans purchased by the Purchaser from the Sellers before, on or after the date hereof in the manner described in a related Servicing Agreement (Amended and Restated); and

     WHEREAS, following its purchase of the mortgage loans from the Sellers, the Purchaser may desire to sell some or all of the mortgage loans to one or more purchasers as a whole loan transfer or a public or private mortgage-backed securities transaction;

     NOW, THEREFORE, the Purchaser, BANA and the Sellers agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Acceptable Servicing Procedures: The procedures, including prudent collection and loan administration procedures, and the standard of care employed by prudent mortgage servicers which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located. Such standard of care shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state and local laws, ordinances, rules and regulations.

     Account: As defined in the Servicing Agreement.

     Agreement: This Mortgage Loan Purchase and Sale Agreement (Amended and Restated), including all exhibits, attachments and schedules hereto, and all amendments hereof and supplements hereto.

     ALTA: The American Land Title Association or any successor thereto.

     Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property, provided, however, that in the case of a Mortgage Loan originated in connection with the refinance of a mortgage loan, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan and provided, further, that in the case of a Streamlined Mortgage Loan, such value shall be based solely on the appraisal made in connection with the origination of the mortgage loan being refinanced.

     ARM Loan: A Mortgage Loan as to which the related Mortgage Note provides that the Mortgage Interest Rate may be adjusted periodically.

     Assignment of Mortgage: An assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under and complying with the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the Mortgage Loan to the assignee named therein.

     BANA: Bank of America, N.A., as successor in interest to the Purchaser with respect to certain Mortgage Loans purchased prior to the date of this Agreement.

     Breaching Seller: As defined in Section 3.3(b).

     Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking or savings and loan institutions in the States of Washington, California or New York are authorized or obligated by law or executive order to be closed.

     Closing Date: With respect to any Loan Pool, the date on which the Purchaser purchases the Mortgage Loans included in such Loan Pool.

     Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

     Collateral Documents: With respect to any Mortgage Loan, the mortgage loan documents pertaining to such Mortgage Loan which are specified in EXHIBIT A-1 attached hereto and any additional mortgage documents pertaining to such Mortgage Loan required to be added to the related Collateral File pursuant to the terms of this Agreement.

     Collateral File: With respect to any Mortgage Loan, a file pertaining to such Mortgage Loan that contains each of the related Collateral Documents.

     Commitment Letter: With respect to each Loan Pool, a commitment letter entered into between one or more Sellers and the Purchaser that provides for the purchase of Mortgage Loans pursuant to the terms of this Agreement and sets forth the purchase price for and certain other terms and conditions of the sale and purchase of such Mortgage Loans.

     Coop Ownership Interests: With respect to any Cooperative Loan, the ownership interest in a single Cooperative Apartment, including (i) the shares issued by the cooperative housing corporation, (ii) the leasehold interest in the Cooperative Apartment and (iii) all attendant right, title and interest thereto.

     Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a cooperative housing corporation, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease in accordance with the laws of the state in which the building is located.

     Cooperative Loan: A Mortgage Loan evidenced by a Mortgage Note and secured by a first lien against the Coop Ownership Interests in a Cooperative Apartment.

     Credit File: With respect to any Mortgage Loan, a file pertaining to such Mortgage Loan which contains the mortgage loan documents described on EXHIBIT A-2 attached hereto together with the credit documentation relating to the origination of such Mortgage Loan and copies of the Collateral Documents, which file shall be retained by the Servicer and may be maintained on microfilm or any other comparable medium

     Custodial Agreement: That certain Custodial Agreement dated as of January 1, 2002, between the Purchaser as owner and Washington Mutual Bank fsb, as the initial Custodian.

     Custodian: With respect to the Mortgage Loans in any Loan Pool, the custodian designated by the Purchaser or its successor in interest to act as the initial custodian (as set forth in the related Commitment Letter) or any successor custodian.

     Customer Information: All personal, nonpublic information about the Mortgagors that is supplied on behalf of the Mortgagors and is maintained by a party hereto.

     Cut-off Date: As to each Mortgage Loan purchased on a particular Closing Date, the cut-off date specified in the Commitment Letter relating to the purchase and sale of the related Loan Pool.

     Cut-off Date Principal Balance: As to each Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the close of business on the applicable Cut-off Date, after deduction and application of all payments of principal due on or before such Cut-off Date, whether or not received.

     Deleted Mortgage Loan: A Mortgage Loan that is removed from a Loan Pool and replaced with a Qualified Substitute Mortgage Loan as set forth in Section 3.3.

     Disclosure Document: As defined in Section 6.1(d).

     Due Date: With respect to any Mortgage Loan, the day of the month on which Monthly Payments on such Mortgage Loan are due, exclusive of any days of grace, which day shall be the first day of the month unless otherwise specified on the related Mortgage Loan Schedule.

     Due Period: The period beginning on the first day of any month and ending on the last day of such month.

     Effective Date: July 1, 2003, amending and restating a prior agreement dated as of January 1, 2002.

     Effective Date Documents:

     (A)  two fully-executed counterparts of this Agreement;

     (B)  two fully executed counterparts of the Servicing Agreement;

     (C) with respect to each Closing Date, two fully-executed counterparts of any contemporaneously executed Term Sheet, with the related Mortgage Loan Schedule attached; and

     (D) two fully executed counterparts of the Custodial Agreement (previously delivered).

     Escrow Account: As defined in the Servicing Agreement.

     Escrow Holdback Mortgage Loan: A Mortgage Loan subject to an escrow withhold agreement for the express purpose of completing designated improvements on the Mortgaged Property.

     Fannie Mae: Fannie Mae (formerly known as the Federal National Mortgage Association) and any successor thereto.

     Freddie Mac: Freddie Mac (formerly known as The Federal Home Loan Mortgage Corporation) and any successor thereto.

     Gross Margin: With respect to any ARM Loan, the fixed percentage amount set forth in the related Mortgage Note and described in the related Mortgage Loan Schedule, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

     HUD: The United States Department of Housing and Urban Development, or any successor thereto.

     Indemnified Party: As defined in Section 6.1(d).

     Index: With respect to any ARM Loan, the index set forth in each adjustable rate Mortgage Note, which index is added to the Gross Margin to determine the Mortgage Interest Rate on each Interest Rate Adjustment Date.

     Initial Closing Date: January 28, 2002.

     Initial Rate Cap: As to each ARM Loan, the maximum increase or decrease in the Mortgage Interest Rate on the first Interest Rate Adjustment Date.

     Interest Rate Adjustment Date: With respect to any ARM Loan, the date specified in the related Mortgage Note as the date on which the Mortgage Interest Rate for the related Mortgage Loan is subject to adjustment.

     Interest Rate Decrease Maximum: With respect to any ARM Loan, the maximum amount, if any, that the Mortgage Interest Rate can adjust downwards on any Interest Rate Adjustment Date, determined in accordance with the related Mortgage Note.

     Interest Rate Increase Maximum: With respect to any ARM Loan, the maximum amount, if any, that the Mortgage Interest Rate can adjust upwards on any Interest Rate Adjustment Date, determined in accordance with the related Mortgage Note.

     Loan-to-Value Ratio: With respect to each Mortgage Loan, the original principal balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

     Loan Pool: A pool of Mortgage Loans sold by one or more Sellers to the Purchaser on any Closing Date pursuant to the terms of this Agreement and the related Commitment Letter (which Mortgage Loans shall be identified on the related Mortgage Loan Schedule delivered pursuant to this Agreement).

     Master Servicer: As defined in Section 6.2.

     Maturity Date: With respect to each Mortgage Loan, the maturity date of the related Mortgage Note, as specified therein.

     Maximum Mortgage Interest Rate: With respect to any ARM Loan, the maximum rate of interest that may be charged pursuant to the related Mortgage Note.

     MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and any successor thereto.

     MERS Loan: Any Mortgage Loan registered on the MERS(R) System and for which MERS is listed as the record mortgagee or beneficiary on the related Mortgage or assignment thereof.

     MERS(R) System: The system of electronically recording transfers of Mortgages maintained by MERS.

     MIN: The mortgage identification number issued to each MERS Loan.

     Minimum Mortgage Interest Rate: With respect to any ARM Loan, the minimum rate of interest, if any, that may be charged pursuant to the related Mortgage Note.

     MOM Loan: A Mortgage Loan that was registered on the MERS(R) System at the time of origination thereof and for which MERS appears as the record mortgagee or beneficiary on the related Mortgage.

     Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note.

     Mortgage: The mortgage, deed of trust, or other instrument creating a first lien on or first priority ownership interest in real property or, in the case of a Cooperative Loan, the security agreement or other instrument creating a first lien on the related Coop Ownership Interests, in each case, including any riders, addenda, assumption agreements, or modifications relating thereto.

     Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan; and, as to each Mortgage Loan, as of the related Closing Date, the interest rate set forth in the related Mortgage Loan Schedule.

     Mortgage Loan: An individual mortgage loan that is sold pursuant and subject to this Agreement, each such mortgage loan being identified on the related Mortgage Loan Schedule. The term Mortgage Loan includes a Cooperative Loan.

     Mortgage Loan Schedule: With respect to the Mortgage Loans included in a Loan Pool to be sold pursuant to this Agreement on any Closing Date, the schedule or schedules of Mortgage Loans agreed to by the parties that describes such Mortgage Loans, which schedule shall set forth at least the following information with respect to each Mortgage Loan to the extent applicable: (1) the Mortgage Loan identifying number, (2) the street address, city, state and zip code of the Mortgaged Property, (3) the Mortgage Interest Rate as of the applicable Cut-off Date, (4) the Net Rate as of the applicable Cut-off Date, (5) the amount of the Monthly Payment as of the applicable Cut-off Date, (6) with respect to each ARM Loan, (A) the Index,

(B) the Gross Margin, (C) the Maximum Mortgage Interest Rate, (D) the Minimum Mortgage Interest Rate, (E) the first Interest Rate Adjustment Date after origination, (F) the first Interest Rate Adjustment Date immediately following the Closing Date for such Mortgage Loan, (G) the Initial Rate Cap and (H) the periodic rate cap, (7) the scheduled or stated Maturity Date, (8) the Cut-off Date Principal Balance of the Mortgage Loan, (9) the Loan-to-Value Ratio at origination, (10) the Mortgagor's first and last name, (11) a code indicating the occupancy status of the Mortgaged Property (i.e., owner-occupied, non-owner, second home), (12) the type of residential dwelling constituting the Mortgaged Property, (13) the original months to maturity, (14) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date based on the original amortization schedule, (15) the date on which the first Monthly Payment was due on the Mortgage Loan, (16) the amount of the Monthly Payment at origination, (17) the last Due Date on which a Monthly Payment was actually applied to the Unpaid Principal Balance, (18) the original principal amount of the Mortgage Loan, (19) a code indicating the purpose of the loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing), (20) the Mortgage Interest Rate at origination, (21) a code indicating whether the Mortgage Loan is an ARM Loan or a fixed rate Mortgage Loan, (22) a Primary Mortgage Insurance Policy insurer code, percent and policy number (if applicable), (23) the Appraised Value of the Mortgaged Property, (24) the sale price of the Mortgaged Property, if applicable, (25) a code indicating if the Mortgage Loan is subject to a prepayment fee, (26) the Servicing Fee Rate, (27) a code indicating the negative amortization percentage, if applicable, (28) if the Due Date is other than the first day of the month, the Due Date, (29) a code indicating the document type (e.g., full, alt, etc.), (30) a credit score or mortgage score, (31) the Mortgagor's social security number, (32) the Seller,
(33) a code indicating if the Mortgage Loan is a MERS Loan, (34) with respect to each MERS Loan, the MIN, and (35) a code indicating the form of ownership (i.e. fee simple, leasehold or co-op). "Mortgage Loan Schedule" is the collective reference to each of the Mortgage Loan Schedules delivered by the Seller to the Purchaser pursuant to this Agreement.

     Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage, including any riders or addenda thereto.

     Mortgaged Property: The property securing a Mortgage Note pursuant to the related Mortgage or, in the case of a Cooperative Loan the related Coop Ownership Interests.

     Mortgagor: The obligor(s) on a Mortgage Note.

     Net Rate: With respect to each Mortgage Loan, the annual rate at which interest thereon shall be remitted to the Purchaser (in each case computed on the basis of a 360-day year consisting of twelve 30-day months), which shall be equal to the Mortgage Interest Rate less the Servicing Fee Rate.

     Original Purchase Agreement: That certain Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2002, among Washington Mutual Bank, FA, Washington Mutual Bank fsb and Washington Mutual Bank, each as a seller, and Banc of America Mortgage Capital Corporation, as purchaser.

     Original Servicing Agreement: That certain Servicing Agreement, dated as of January 1, 2002, between Washington Mutual Bank, FA, as servicer, and Banc of America Mortgage Capital Corporation, as owner.

     Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage backed securities transaction.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Primary Mortgage Insurance Policy: With respect to each Mortgage Loan, the policy of primary mortgage insurance (including all endorsements thereto) issued with respect to such Mortgage Loan, if any, or any replacement policy.

     Purchase Price: For each Mortgage Loan purchased hereunder, an amount equal to the product of the Cut-off Date Principal Balance of such Mortgage Loan, multiplied by the Purchase Price Percentage.

     Purchase Price Percentage: For each Mortgage Loan included in a Loan Pool, the percentage of par set forth in the related Commitment Letter that is used to calculate the Purchase Price of each Mortgage Loan in such Loan Pool, subject to any adjustments specified in the related Commitment Letter.

     Purchaser: Banc of America Mortgage Capital Corporation, a North Carolina corporation, and all successors in interest pursuant to Sections 6.1, 6.2 and
7.9 hereof.

     Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by a Breaching Seller for a Deleted Mortgage Loan, which must have the following qualities on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall shall be deposited in the Account by such Breaching Seller out of its own funds without right of reimbursement as provided in Section 3.3(e)), (ii) have a current Mortgage Interest Rate not less than and not more than 1% greater than the current Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan, (iv) have a Net Rate not less than, and not more than 1% greater than the Net Rate of the Deleted Mortgage Loan, (v) be of the same type as the Deleted Mortgage Loan (i.e., if the Deleted Mortgage Loan is a fixed rate Mortgage Loan, the substituted loan shall be a fixed rate Mortgage Loan, and if the Deleted Mortgage Loan is an ARM Loan, the substituted loan shall be an ARM Loan which is the same ARM type and with the same Mortgage Interest Rate caps, Index and Gross Margin as the Deleted Mortgage Loan), and (vi) comply with each representation and warranty respecting individual Mortgage Loans set forth in Section 3.1 hereof, provided, that for purposes of applying such representations and warranties to each such Qualified Substitute Mortgage Loan, references in such Sections to the related Closing Date shall be deemed to be references to the date of substitution of such Qualified Substitute Mortgage

Loan. If one or more Mortgage Loans are substituted for one or more Deleted Mortgage Loans pursuant to Section 3.3, the amounts described in clause (i) hereof shall be determined on the basis of the aggregate principal balances; the Mortgage Interest Rate, the term to maturity and the Net Rate described in clauses (ii)-(iv) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, original terms to maturity and Net Rates, respectively.

     Repurchase Price: With respect to any Mortgage Loan, unless otherwise specified in the related Commitment Letter, an amount equal to the sum of (a)
(i) if such repurchase occurs during the first twelve months following the related Closing Date, (A) the Unpaid Principal Balance of such Mortgage Loan, multiplied by (B) the Purchase Price Percentage, and (ii) if such repurchase occurs after the first twelve months following the related Closing Date or after such Mortgage Loan has been subject to a Pass-Through Transfer, the Unpaid Principal Balance of such Mortgage Loan, and (b) the amount of interest on such Unpaid Principal Balance at the applicable Net Rate from the date to which interest has last been paid and distributed to the Purchaser to and including the last day of the month in which such repurchase occurs and (c) with regard to any Mortgage Loans subject to a Pass-Through Transfer, any costs and damages actually incurred and paid by or on behalf of the related trust in connection with any violation by such Mortgage Loan of the representation and warranty set forth in 3.1(jj).

     Seller: As the context requires, any of Washington Mutual Bank, FA, Washington Mutual Bank fsb and/or Washington Mutual Bank, and their respective assigns and successors in interest.

     Seller's Information: As defined in Section 6.1(d).

     Servicer: Washington Mutual Bank, FA, in its capacity as Servicer under the Servicing Agreement, and any permitted successor to or assignee of any servicing rights or obligations under the Servicing Agreement.

     Servicing Agreement: That certain Servicing Agreement (Amended and Restated) of even date herewith between the Purchaser as owner, the Servicer and Bank of America, N.A. as successor to the Purchaser with respect to certain Mortgage Loans.

     Servicing Cut-off Date: As to each Mortgage Loan purchased on a Closing Date, the last day of the Due Period in which such Closing Date occurs.

     Servicing Fee: As defined in the Servicing Agreement.

     Servicing Fee Rate: With respect to each Mortgage Loan, the annual rate at which the Servicing Fee will be calculated, which annual rate is set forth in the related Commitment Letter In the event that the Index and Gross Margin of an ARM Loan are adjusted pursuant to the terms of the related Mortgage Note, the Servicing Fee Rate for such ARM Loan shall be the annual rate of the Servicing Fee in effect immediately prior to such adjustment.

     Streamlined Mortgage Loan: A Mortgage Loan originated in connection with the refinance of a mortgage loan pursuant to the related Seller's streamlined loan documentation program then in effect.

     Subsequent Transfer Settlement Date: As defined in Section 6.1(a).

     Term Sheet: A term sheet with respect to the Mortgage Loans purchased on a Closing Date, in the form attached hereto as EXHIBIT B.

     Unpaid Principal Balance: With respect to each Mortgage Loan that is not a Qualified Substitute Mortgage Loan, as of any date of determination, (i) the Cut-off Date Principal Balance, minus (ii) the principal portion of all payments made by or on behalf of the Mortgagor after such Cut-off Date and received by the Purchaser. With respect to each Mortgage Loan that is a Qualified Substitute Mortgage Loan, as of any date of determination, (i) the outstanding principal balance of such Mortgage Loan as of the close of business on the date of substitution, after deduction and application of the principal portion of all payments due on or before such date of substitution whether or not received, minus (ii) the principal portion of all payments made by or on behalf of the Mortgagor after such date of substitution and received by the Purchaser.

     Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

                                   ARTICLE 2.

                     SALE AND CONVEYANCE OF MORTGAGE LOANS;
                              POSSESSION OF FILES;
                           PAYMENT OF PURCHASE PRICE;
                      DELIVERY OF MORTGAGE LOAN DOCUMENTS;
                     RECORDATION OF ASSIGNMENTS OF MORTGAGE

     SECTION 2.1 SALE AND CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF FILES

          (a) On each Closing Date for any Loan Pool, upon the receipt of the requisite consideration, the applicable Seller or Sellers shall deliver a Term Sheet with respect to the Loan Pool. By such delivery, each Seller shall sell, transfer, assign, set over, and convey to the Purchaser, without recourse, but subject to the representations, warranties, terms and provisions of this Agreement, all the right, title, and interest of the Seller in and to the Mortgage Loans included in such Loan Pool, exclusive of the related servicing rights.

          (b) Pursuant to Section 2.2, the applicable Seller or Sellers will deliver to the Custodian the documents comprising the Collateral File with respect to each related Mortgage Loan included in a Loan Pool to be purchased by the Purchaser. Such documents shall, prior to payment for the related Mortgage Loan pursuant to Section 2.1(c) below, be held by the Custodian as custodian for the applicable Seller or Sellers. The documents comprising each Collateral File that are not required to be delivered to the Custodian pursuant to Section 2.2(a) and the documents comprising each Credit File shall, subject to payment for the related Mortgage Loan pursuant to Section 2.1(c) below, be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer's possession of such documents so held is at the will of the Purchaser, and such holding and possession is in trust for the Purchaser as the owner thereof and only for the purpose of servicing the Mortgage Loans. Upon payment for the related Mortgage Loan pursuant to Section 2.1(c) below, the beneficial ownership of each Mortgage Note, each Mortgage, and each of the other documents comprising the Collateral File and the Credit File with respect to such Mortgage Loan is and shall be vested in the Purchaser, and the ownership of all records and documents with respect to such Mortgage Loan prepared by or which come into the possession of the applicable Seller or Sellers or any agent or designee thereof shall immediately vest in the Purchaser and shall be delivered to the Custodian (in the case of the Collateral Documents) or the Servicer (in the case of the Credit Files or any other documents) to hold the same in a custodial capacity for Purchaser.

          (c) In full consideration for the sale of each of the Mortgage Loans pursuant to Section 2.1(a) hereof, and upon the terms and conditions of this Agreement, on the related Closing Date the Purchaser shall pay to the applicable Seller or Sellers by wire transfer of immediately available funds (i) the applicable Purchase Price for each Mortgage Loan purchased on such Closing Date, plus (ii) the amount of interest (computed, as to each Mortgage Loan, at the Net
Rate) that has accrued on the Cut-off Date Principal Balance of such Mortgage Loans from the Cut-off Date to but not including the Closing Date.

          (d) As of each Closing Date, the Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased on such Closing Date all Monthly Payments and all other recoveries of principal and interest (computed, as to each Mortgage Loan, at the Net Rate) due after the applicable Cut-off Date, subject to the rights of the Servicer under the Servicing Agreement to reimbursement for certain costs, expenses and advances incurred or made pursuant thereto. All such amounts that are collected after the applicable Cut-off Date through and including the related Closing Date shall be held and remitted by the Servicer in accordance with the terms of the Servicing Agreement.

          (e) On or before the Closing Date for any Loan Pool, the applicable Seller or Sellers shall deliver to the Purchaser with the Term Sheet the related Mortgage Loan Schedule, which shall be in hard copy or "read-only" electronic format (as reasonably acceptable to such Seller and the Purchaser).

     SECTION 2.2 DELIVERY OF MORTGAGE LOAN DOCUMENTS REGARDING MORTGAGE LOANS; RECORDATION OF ASSIGNMENTS OF MORTGAGE

          (a) Each Seller shall deliver or cause to be delivered to the Custodian, with respect to each Mortgage Loan sold by such Seller hereunder, on or before the date specified in the related Commitment Letter, each of the following items or documents with respect to each such Mortgage Loan, all at such Seller's expense:

               (i) With respect to each Mortgage Loan (other than a Cooperative
Loan):

                    (A) (1) the original Mortgage Note, endorsed (on the Mortgage Note or an allonge attached thereto) "Pay to the order of _____________ _______________________, without recourse," (or as otherwise specified in the related Commitment Letter), and signed by facsimile signature in the name of such Seller by an authorized officer, with all intervening endorsements showing a complete, valid and proper chain of title from the originator of such Mortgage Loan to such Seller;

                         (2) or a certified copy of the Mortgage Note (endorsed
as provided above) together with a lost note affidavit, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing.

                    (B) the original Mortgage, with evidence of recording thereon, (and, in the case of a MOM Loan, with evidence of the MIN); provided that (i) if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to such Seller by such recording office, such Seller shall, no later than 225 days following the related Closing Date, deliver to the Custodian the original of such Mortgage, with evidence of recording thereon, and (ii) if such Mortgage has been lost or if such public recording office retains the original recorded Mortgage, such Seller may deliver or cause to be delivered to the Custodian a photocopy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

                    (C) unless such Mortgage Loan is a MERS Loan, the original Assignment of Mortgage, from such Seller signed by original signature of an authorized officer, in blank (or as otherwise specified in the related Commitment Letter), which assignment shall be in form and substance acceptable for recording (except for the insertion of the name of the assignee and the recording information);

                    (D) unless such Mortgage Loan is a MOM Loan, originals of all intervening Assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to such Seller (or in the case of a MERS Loan other than a MOM Loan, showing a complete chain of title from the originator to MERS); provided that (i) if any original intervening Assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to such Seller by such recording office, such Seller shall, no later than 225 days following the related Closing Date, deliver to the Custodian the original of such intervening Assignment of Mortgage, with evidence of recording thereon, and (ii) if such intervening Assignment of Mortgage has been lost or if such public recording office retains the original recorded intervening Assignment of Mortgage, such Seller may deliver or cause to be delivered to the Custodian a photocopy of such intervening Assignment of Mortgage certified by such public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage; and

                    (E) originals of all assumption and modification agreements, if any, unless such originals are permanently retained by the applicable recording office (in which event such Seller shall deliver to the Custodian a photocopy of each such original, certified by the applicable public recording office to be a true and complete copy of the original), and an endorsement to the original policy of title insurance extending coverage to the date and time of the recording of any such modification or assumption.

               (ii) With respect to each Cooperative Loan, as applicable and as required by the applicable laws of the state in which the related Cooperative Agreement is located, copies of: (A) the proprietary lease, (B) the security agreement, (C) the assignment of the proprietary lease, with all intervening assignments showing a complete chain of title and an assignment thereof by such Seller, (D) the original stock certificate evidencing the ownership of the Cooperative Apartment endorsed or accompanied by a stock power relating to such stock certificate executed in blank, (E) a recognition agreement in form approved by Seller's underwriting guidelines, in substantially the same form as the standard "AZTECH" form, (F) copies of the financing statement filed by the applicable Seller as secured party and, if applicable, a filed UCC-3 assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 Assignment of such security interest by the Seller in a form sufficient for filing, and (G) such other documents as are necessary for the perfection of a lien against the related Coop Ownership Interests under applicable law.

          (b) In connection with the transfer of any MERS Loan pursuant to
Section 2.1 hereof, the Servicer shall cause the MERS(R) System to indicate that such MERS Loan has been assigned to the Purchaser. The Purchaser may, in its discretion, direct the Servicer to deliver for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located, and cause to be duly recorded, any or all of the original Assignments of Mortgage referred to in Section 2.2(a)(i)(C). The Purchaser shall pay all recording fees relating to the recordation of the Assignments of Mortgage from its own funds. If any such Assignment of Mortgage is returned unrecorded to a Seller because of any defect therein, such Seller shall cause such defect to be cured and such Assignment of Mortgage to be recorded in accordance with this
Section 2.2 within 30 days after the date on which the rejected document was received by such Seller from the public recording office.

          (c) Whenever a certified copy of a document certified by a Seller is required to be delivered to the Purchaser pursuant to this Section 2.2, the following form of certification is permitted: "Certified true, correct and complete copy of the original. [Name of Seller], By _________________, Its _________________."

          (d) Promptly following receipt thereof, but in no event later than 225 days after the related Closing Date, such Seller shall deliver to the Custodian the following documents with respect to each Mortgage Loan included in the Loan Pool purchased on such Closing Date to the extent not previously delivered to the Custodian: (i) the original Mortgage, with evidence of recording thereon, and (ii) unless such Mortgage Loan is a MOM Loan, all original intervening Assignments of Mortgage, with evidence of recording thereon. If any original Mortgage or intervening Assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located and such recording office retains such original document, or if an original Mortgage or intervening Assignment of Mortgage has been lost, then Seller shall deliver to the Custodian in lieu of such original document a photocopy certified by such recording office to be a true and correct copy of such original. In the event that a Seller does not comply with the delivery requirements set forth in this Section 2.2, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by such Seller at the Repurchase Price and in the manner specified in Section 3.3(b). Notwithstanding the foregoing, a Seller shall not be deemed to be in breach of this Agreement if such Seller fails to deliver to the Custodian within the time period specified above any of the documents described in this Section 2.2(d) and provides evidence to the

Custodian that such failure is due solely to the failure of the applicable recorder's office to return a Collateral Document that was properly submitted for recordation. Such Seller shall use reasonable efforts to obtain such original recorded document or copy of the original showing recording information certified by the appropriate recording office to be a true and complete copy of the recorded original as soon as practicable.

          (e) If requested by the Purchaser, the Servicer shall, at Purchaser's sole expense, create an imaged copy on CD ROM of the documents contained in the Credit File of any Mortgage Loan and deliver, or cause to be delivered, each such imaged copy to the Custodian or the Purchaser.

     SECTION 2.3 PURCHASER'S DUE DILIGENCE REVIEW

     With respect to each Loan Pool, the Purchaser shall be entitled to conduct a due diligence review in order to ensure that the Mortgage Loans included in such Loan Pool meet the requirements set forth in the related Commitment Letter and this Agreement. Such due diligence review shall be conducted in accordance with the timetable and any additional terms and conditions set forth in the related Commitment Letter. The Purchaser's due diligence review shall not result in a waiver of or impair or diminish the rights of the Purchaser under this Agreement with respect to a breach of representations or warranties of the applicable Seller or Sellers.

                                   ARTICLE 3.

                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                     THE SELLERS CONCERNING MORTGAGE LOANS;
                          REPURCHASE OF MORTGAGE LOANS

     SECTION 3.1 INDIVIDUAL MORTGAGE LOANS

     Each of the Sellers hereby, severally and not jointly, represents and warrants to and covenants to and agrees with the Purchaser that, as to each Mortgage Loan sold by such Seller hereunder, as of the related Closing Date:

          (a) The information with respect to such Mortgage Loan set forth on the related Mortgage Loan Schedule has all relevant data fields completed and otherwise is true and correct in all material respects.

          (b) The Mortgage and the Mortgage Note is not assigned or pledged to any Person and, immediately prior to the transfer thereof to the Purchaser pursuant to Section 2.1, the Seller had good and marketable title thereto. The Seller is the sole owner and holder of such Mortgage Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges, or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign such Mortgage Loan pursuant to this Agreement. Upon the transfer thereof to the Purchaser pursuant to Section 2.1, the Seller will have taken all actions necessary on its part to be taken so that the Purchaser will have good indefeasible title to, and will be sole owner of, the Mortgage and the Mortgage Note, free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges, or security interests of any nature.

          (c) With respect to each Mortgage Loan (other than a Cooperative
Loan), (i) the Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings, fixtures, installations and improvements to the Mortgaged Property, and the Mortgaged Property is free and clear of all encumbrances and liens having parity with or priority over the first lien of the Mortgage except for (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements, mineral right reservations and other matters of public record as of the date of recording of such Mortgage, such exceptions generally being acceptable under prudent mortgage lending standards and specifically reflected in the appraisal made in connection with the origination of such Mortgage Loan or specifically referred to in the mortgagee's policy of title insurance and (C) other matters to which like properties are commonly subject that do not materially interfere with the value (as determined by the Appraised Value), use, enjoyment or marketability of the Mortgaged Property and (ii) there are no security agreements, pledged accounts, chattel mortgages, or equivalent documents related to the Mortgage.

          (d) The terms of the Mortgage and the Mortgage Note have not been impaired, waived, altered, or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Purchaser, each of which is a part of the Collateral File and which has been delivered to the Custodian. The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule.

          (e) No instrument of release, waiver, alteration, or modification has been executed in connection with such Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, which is part of the Collateral File and has been delivered to the Custodian, and the terms of which are reflected in the related Mortgage Loan Schedule.

          (f) There is no default, breach, violation, or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation, or event of acceleration, and neither the Seller, nor to the best of the Seller's knowledge, any prior seller or servicer, has waived any such default, breach, violation, or event of acceleration. All taxes, governmental assessments (including assessments payable in future installments), insurance premiums, leasehold payments, or ground rents which previously became due and owing in respect of or affecting the related Mortgaged Property have been paid, or an escrow of funds has been established for the items identified in the related Mortgage Loan Schedule in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited, or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage or the Mortgage Note. No foreclosure action has been commenced with respect to such Mortgage Loan.

          (g) The Mortgaged Property is free of material damage or waste and in good repair. There is no proceeding pending or, to the best of the Seller's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and no notice of any such pending or threatened proceeding has been received so as to adversely impair the value or marketability of the Mortgaged Property.

          (h) There are no mechanics' or similar liens or claims which have been filed for work, labor, or material (and no rights are outstanding that under law could give rise to such lien) which are, or may be, liens prior or equal to the lien of the related Mortgage, which are not insured against by the related mortgagee's policy of title insurance.

          (i) Unless such Mortgage Loan is an Escrow Holdback Mortgage Loan, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property were completed at the time that such Mortgage Loan was originated and lie wholly within the boundaries and building restriction lines of such Mortgaged Property. No improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation, subdivision law or ordinance.

          (j) The Seller is (or, if the Seller did not originate the Mortgage Loan, the originator, during the period in which it held and disposed of such interest, was): (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and (ii)(A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association or national bank having principal offices in such state, (D) not doing business in such state, or
(E) not required to qualify to do business in such state.

          (k) No Monthly Payment with respect to such Mortgage Loan is delinquent as of the related Closing Date. For purposes of the prior sentence, "delinquent" means that a scheduled Monthly Payment was not received by the time the next Monthly Payment was due and such scheduled Monthly Payment remains unpaid. All payments required to be made under the related Mortgage and Mortgage Note through and including the related Cut-off Date, have been made. Unless otherwise stated in the Commitment Letter, not more than one payment required to be made under the related Mortgage and Mortgage Note has been late and has remained unpaid through its next Due Date (excluding any applicable grace period) during the period specified in the related Commitment Letter, and if no such period is specified, during the twelve months immediately preceding the related Cut-off Date.

          (l) There are no custodial agreements in effect adversely affecting the right or ability of the Seller to make the deliveries specified in Section 2.2(a) or Section 2.2(d). Each of the documents with respect to such Mortgage Loan specified in Section 2.2(a), in Exhibit A-1 hereto or in the Collateral File, is genuine, true and correct and has not been altered or modified in any way except as noted in the Collateral File, and each is duly executed and in due and proper form. Each of the documents with respect to such Mortgage Loan specified in Exhibit A-2 hereto or in the Credit File is genuine, true and correct and has not been altered or modified in any way except as noted in the Credit File and as reflected on the related Mortgage Loan Schedule.

          (m) The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof and each party assuming liability therefor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and convey the estate therein purported to be conveyed, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties or pursuant to a valid power-of-attorney that has been recorded with the Mortgage.

          (n) The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient fully to transfer to the Purchaser all right, title and interest of the Seller thereto as note holder and mortgagee or trust deed beneficiary. The Mortgage has been duly assigned and the Mortgage Note has been duly endorsed as provided in Section 2.2(a). The Assignment of Mortgage delivered to the Purchaser pursuant to Section 2.2(a)(i)(C) is in recordable form except for the insertion of the name of the assignee and recording information and is acceptable for recording under the laws of the applicable jurisdiction.

          (o) Any and all requirements of any federal, state, or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, or disclosure laws applicable to such Mortgage Loan have been complied with. The consummation of the transactions contemplated by this Agreement will not cause the violation of any such laws. The Seller shall maintain in its possession evidence of compliance with all such requirements and shall deliver such evidence to the Purchaser's regulator upon demand, subject to the Seller's reasonable steps to protect proprietary business information and to comply with all applicable laws.

          (p) Unless such Mortgage Loan is an Escrow Holdback Mortgage Loan, the proceeds of such Mortgage Loan have been fully disbursed. There is no requirement for, and the Seller shall not make any, future advances under the terms of the Mortgage Loan. Any future advances made prior to the applicable Cut-off Date have been consolidated with the principal balance secured by the Mortgage, and such principal balance, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. Unless such Mortgage Loan is subject to negative amortization, the Unpaid Principal Balance as of the applicable Cut-off Date does not exceed the original principal amount of such Mortgage Loan. Unless such Mortgage Loan is an Escrow Holdback Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with, and certificates of completion with respect thereto are contained in the related Credit File. All costs, fees and expenses incurred in making, or closing or recording such Mortgage Loan have been paid or will be paid in the ordinary course of business.

          (q) Such Mortgage Loan (unless it is a Cooperative Loan) is covered by an ALTA mortgage title insurance policy acceptable to Seller, with, in the case of an ARM Loan, an adjustable rate mortgage endorsement, substantially in the form of ALTA Form 6.1 or 6.2, or such other generally used and acceptable form of policy and applicable endorsements acceptable under the Seller's underwriting guidelines. Each such policy affirmatively insures ingress and egress and insures against encroachments by or upon the Mortgaged Property. Each such policy was issued on the date of the origination of each related Mortgaged Loan by a title insurer acceptable under Seller's underwriting guidelines and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, and its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of such Mortgage Loan. Each such policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller's interest does not require the consent of or notification to the insurer, and such mortgage title insurance policy is in full force and effect. Where required by law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. No claims have been made under such policy and the Seller has taken no action that would impair the enforceability of such policy.

          (r) All buildings and other improvements upon the Mortgaged Property are insured against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Section 2.10 of the Servicing Agreement and issued by an insurer acceptable under Seller's underwriting guidelines. If the Mortgaged Property is in an area then identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is available), a flood insurance policy is in effect meeting the requirements of the current guidelines of the Federal Insurance Administration with an insurance carrier acceptable to Seller. Each individual insurance policy has been validly issued and is in full force and effect. The Seller has caused to be performed all acts required to preserve the rights and interests of the Purchaser in all insurance policies required by this Agreement, including, without limitation, notification of insurers, and assignment of policies or interests therein. Each individual insurance policy contains a standard mortgagee clause naming the Seller, and its successors and assigns, as mortgagee and loss payee. All premiums due thereon have been paid. The Mortgage obligates the Mortgagor to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the servicer or the owner of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. No claims have been made under such policies since origination of the Mortgage Loan, and the Seller has taken no action that would impair the coverage of any such insurance policy, the benefits of any endorsement or the validity, binding effect and enforceability of the foregoing.

          (s) There is no valid offset, defense, counterclaim or right of rescission as to the related Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note. The operation of any of the terms of such Mortgage Note or Mortgage, or the exercise of any right thereunder, will not render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, recoupment, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto. Such Mortgage Loan is not subject to any pending bankruptcy, insolvency, reorganization or moratorium. If such Mortgage Loan is an ARM Loan, all the applicable terms of the Mortgage Note pertaining to adjustments of the Mortgage Interest Rate and the Monthly Payments and payment adjustments in connection therewith are enforceable and will not affect the priority of the Mortgage lien. If such Mortgage Loan is an

ARM Loan, the related Mortgage Note has been timely and appropriately adjusted, if such adjustment is required, and the respective Mortgagor timely and appropriately advised. All such adjustments have been made in compliance with applicable law and in accordance with the terms of the Mortgage Loan documents.

          (t) Such Mortgage Loan was originated by (i) the Seller, (ii) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a Federal or state authority or (iii) a mortgage banker approved by the Secretary of HUD.

          (u) Principal payments on such Mortgage Loan commenced or are required to commence no more than two months after funds were disbursed in connection with such Mortgage Loan. Unless such Mortgage Loan is subject to negative amortization as indicated on the related Mortgage Loan Schedule, the Mortgage Note requires a Monthly Payment which is sufficient to fully amortize the original principal balance over the remaining term thereof and to pay interest at the Mortgage Interest Rate.

          (v) Such Mortgage Loan is a residential mortgage loan having an original term to maturity as set forth on the related Mortgage Loan Schedule, and if no such term is specified in the related Mortgage Loan Schedule, the term to maturity does not exceed forty years, with interest payable in arrears on the first day of each month (or such other day of the month as may be noted on the related Mortgage Loan Schedule). On the related Closing Date, and if such Mortgage Loan is an ARM Loan, until the next Interest Rate Adjustment Date, the Mortgage Interest Rate is as set forth on the related Mortgage Loan Schedule. If such Mortgage Loan is an ARM Loan, the Mortgage Interest Rate is subject to adjustment periodically on each Interest Rate Adjustment Date to a new Mortgage Interest Rate (rounded as provided in the related Mortgage Note) equal to the then current Index plus the Gross Margin as specified on the related Mortgage Note, subject to the Maximum Mortgage Interest Rate, the Minimum Mortgage Interest Rate, the Interest Rate Increase Maximum and the Interest Rate Decrease Maximum, in each case if and to the extent specified in the related Mortgage Loan Schedule.

          (w) The Mortgage Note is not and has not been secured by any collateral, pledged account or other security, except the lien of the Mortgage.

          (x) The Mortgage contains customary and enforceable provisions which render the rights and remedies of the Purchaser thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead, dower, curtesy or other exemption or right available to the Mortgagor or any other Person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgage or Mortgage Note contains a provision that is, to the extent not prohibited by federal or state law, enforceable and that provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940, as amended, or any similar state law.

          (y) If the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

          (z) The Mortgaged Property consists of (x) a single parcel of real property separately assessed for tax purposes, upon which is erected a detached or an attached one-to-four-family residence, an individual condominium or an individual unit in a planned unit development or (y) in the case of a Cooperative Loan, the related Coop Ownership Interests, in each case that is in compliance with Seller's applicable requirements. Such Mortgaged Property is not
(i) a property held in trust (other than a revocable inter vivos trust that is in compliance with Fannie Mae's requirements applicable to Seller, or, if the Mortgaged Property is located in Illinois, an Illinois land trust), (ii) a mobile home or manufactured home, or (iii) a recreational vehicle. Such Mortgage Loan is not considered an agricultural loan. The related Mortgaged Property does not consist of a log home, earthen home, underground home or a home which is situated on more than twenty acres of property. To the best of the Seller's knowledge, no portion of the related Mortgaged Property is being used for commercial purposes.

          (aa) The Loan-to-Value Ratio of such Mortgage Loan at the time of origination was not greater than the Loan-to-Value Ratio set forth in the related Mortgage Loan Schedule, and if no such percentage is specified, not greater than 95%. If such Mortgage Loan had at the time of origination a Loan-to-Value Ratio in excess of 80%, such Mortgage Loan is subject to a Primary Mortgage Insurance Policy. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No Mortgage Loan requires payment of such premiums, in whole or in part, by the Purchaser. No action has been taken and no event has occurred that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor to maintain the Primary Mortgage Insurance Policy and to pay all related premiums and charges. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium. None of the Mortgage Loans are covered by a "lender-paid" Primary Mortgage Insurance Policy.

          (bb) Such Mortgage Loan was underwritten generally in accordance with the underwriting guidelines of the Seller in effect at the time such Mortgage Loan was originated, which underwriting guidelines have been provided to the Purchaser.

          (cc) There exist no deficiencies in excess of $1000 with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made or which the Seller expects not to be cured, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note.

          (dd) Such Mortgage Loan does not have a shared appreciation feature or other contingent interest feature, and such Mortgage Loan does not involve buydowns, balloons, timeshares or graduated payments. If such Mortgage Loan is an ARM Loan, it is not convertible to a Mortgage Loan with a fixed Mortgage Interest Rate, unless otherwise indicated in the related Mortgage Loan Schedule.

          (ee) No tape, diskette, form, report or other document furnished or to be furnished by Seller pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains any statement that is inaccurate in any material respect.

          (ff) The origination, servicing and collection practices used with respect to such Mortgage Loan (including without limitation, the establishment, maintenance and servicing of the Escrow Accounts, if any), have been in all material respects in accordance with applicable laws and regulations, the terms of the Mortgage Loan documents, and Acceptable Servicing Procedures. With respect to Escrow Accounts and escrow payments that the Seller is entitled to collect, there are no deficiencies for which customary arrangements for repayment have not been made. All escrow payments have been collected in all material respects in compliance with applicable law, Acceptable Servicing Procedures and the provisions of the Mortgage Loan documents. If such Mortgage Loan is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. Any Escrow Account interest required to be paid pursuant to applicable law has been properly paid and credited.

          (gg) If such Mortgage Loan is an ARM Loan, the Mortgagor has received and has executed, where applicable, prior to origination of the Mortgage Loan, any disclosure and rescission materials required by applicable law with respect to the making of the Mortgage Loan.

          (hh) All amounts received with respect to such Mortgage Loan after the applicable Cut-off Date and required to be remitted to the Purchaser are being and shall be held by the Seller or Servicer in trust for the Purchaser and shall be remitted to the Purchaser in accordance with the Servicing Agreement.

          (ii) The appraisal report with respect to the Mortgaged Property contained in the Credit File was signed by a qualified appraiser, who met the requirements of the Seller's appraisal policies and procedures, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of such application and who otherwise meets the requirements of Seller. Such appraisal was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

          (jj) No Mortgage Loan is classified as a "high cost" or a "predatory" loan as defined under the Home Ownership and Equity Protection Act of 1994, as amended, or under any state, federal or local law, regulation or ordinance applicable to the originating lender.

          (kk) Unless otherwise stated in the related Mortgage Loan Schedule, if such Mortgage Loan is an ARM Loan, it does not have an interest rate step-down feature or similar feature that would result in a downwards adjustment to the Mortgage Interest Rate, the Gross Margin or the Index as a result of the related Mortgagor's payment method or payment history

(e.g., no downwards adjustment in return for allowing the automatic withdrawal of funds from the related Mortgagor's bank account to make the Monthly Payments on such Mortgage Loan, or for making payments when due on such Mortgage Loan).

          (ll) No misrepresentation or fraud has taken place on the part of the Seller, the Mortgagor or any third party originator of such Mortgage Loan, or to the Seller's knowledge, any other Person, including without limitation any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

          (mm) To the best of the Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law. At the time of origination of such Mortgage Loan, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, were made or obtained from the appropriate authorities.

          (nn) The Seller has no knowledge of any circumstances or condition existing as of the related Closing Date with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment as of such Closing Date.

          (oo) To the best of the Seller's knowledge, the Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller's knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law.

          (pp) Such Mortgage Loan was selected from among the outstanding mortgage loans of the same type in the Seller's portfolio on the related Closing Date and such selection was not made in a manner so as to affect adversely the interests of the Purchaser.

          (qq) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months.

          (rr) If such Mortgage Loan is a Cooperative Loan, the security instruments create a valid, enforceable and subsisting first priority security interest in the related cooperative shares securing the related cooperative note, subject only to (x) the lien of the related cooperative for unpaid assessments representing the Mortgagor's pro rata share of payments for a blanket mortgage, if any, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject, and (y) other matters to which like collateral is commonly subject and which do not materially interfere with the benefits of the security intended to be provided; provided, however, that the related proprietary lease for the Cooperative Apartment may be subordinated or otherwise subject to the lien of a mortgage on the cooperative building.

          (ss) If such Mortgage Loan is a Cooperative Loan, a search for filings of financing statements has been made by a party competent to make the same, which party is acceptable to Seller in accordance with its underwriting guidelines and is qualified to do business in the jurisdiction where the cooperative unit is located; and such search has not found anything which would materially and adversely affect the Cooperative Loan.

          (tt) If such Mortgage Loan is a Cooperative Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of Section 216 of the Code, and is in material compliance with applicable laws which, if not complied with, could have a material adverse effect on the Mortgaged Property

          (uu) If such Mortgage Loan is a Cooperative Loan: (i) the terms of the related proprietary lease or occupancy agreement is longer than the terms of the Cooperative Loan, (ii) there is no provision in such proprietary lease or occupancy agreement which requires the Mortgagor to offer for sale the cooperative shares owned by such Mortgagor first to the Cooperative, and (iii) there is no prohibition against pledging the shares of the cooperative corporation or assigning the cooperative lease.

          (vv) Each Mortgage Loan is a "qualified mortgage" within Section 860G(a)(3) of the Code.

          (ww) If the Mortgage Loan is secured by a long-term residential lease:

               (i) Any reference to the lease includes, as necessary, the lease together with any related consents which have been obtained and which remain in force.

               (ii) The Mortgagor is the owner of a valid and subsisting interest as tenant under the lease.

               (iii) The terms of the lease permit the mortgaging of the leasehold estate, the assignment of the lease and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure, or provide the holder of the Mortgage with substantially similar protections.

               (iv) The terms of the lease do not allow its termination upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of such default and opportunity to cure the default.

               (v) The terms of the lease do not allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence.

               (vi) The terms of the lease do not prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property.

               (vii) The terms of the lease do not permit any increase in the rent other than pre-established increases set forth in the lease.

               (viii) The original term of the lease is not less than the term of the related Mortgage.

               (ix) The Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a common practice.

     SECTION 3.2 SELLER REPRESENTATIONS

     Each of the Sellers hereby, severally and not jointly, represents and warrants to the Purchaser as to such Seller as of the Initial Closing Date and each Closing Date on which such Seller sells Mortgage Loans hereunder, and with respect to the Mortgage Loans sold by such Seller, as of the related Closing
Date:

          (a) If the Seller is Washington Mutual Bank, FA, the Seller is a federally chartered savings association, duly organized, validly existing and in good standing under the laws of the United States. If the Seller is Washington Mutual Bank fsb, the Seller is a savings bank, duly organized, validly existing and in good standing under the laws of the United States. If the Seller is Washington Mutual Bank, the Seller is a Washington state chartered stock savings bank, duly organized, validly existing and in good standing under the laws of the State of Washington.

          (b) The Seller has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Properties are located if the laws of such states require licensing or qualification in order to conduct business of the type conducted by the Seller and to the extent necessary to ensure the enforceability of each Mortgage Loan. The Seller has the corporate power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to enter into, execute and deliver this Agreement, the Term Sheet and all documents and instruments executed and delivered pursuant hereto and to perform its obligations in accordance therewith. The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby, including, without limitation, the repurchase obligations hereinafter contained, have been duly and validly authorized. This Agreement, the Term Sheet and all other documents and instruments contemplated hereby, in each case assuming due authorization, execution and delivery by the Purchaser, evidence the valid, binding and enforceable obligations of the Seller, subject as to enforcement,
(i) to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditor's rights, and (ii) to general principles of equity, whether such enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms.

          (c) No consent, approval, authorization, or order of any court or governmental agency or body relating to the transactions contemplated by this Agreement and the transfer of legal title to the Mortgage Loans to the Purchaser, is required as to the Seller or, if required, such consent, approval, authorization, or order has been or will, prior to the Effective Date, be obtained, except for any recordations of Assignments of the Mortgages to or for the benefit of the Purchaser pursuant to this Agreement.

          (d) The consummation of the transactions contemplated by this Agreement, including without limitation the transfer and assignment of the Mortgage Loans to or for the benefit of the Purchaser pursuant to this Agreement and the fulfillment of or compliance with the terms and conditions of this Agreement, are in the ordinary course of business of the Seller and will not (i) result in the breach of any term or provision of the charter or by-laws of the Seller, (ii) result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any material agreement, indenture, loan or credit agreement or other instrument to which the Seller or its property is subject or (iii) result in the violation of any law, rule, regulation, order, judgment, or decree to which the Seller or its property is subject.

          (e) There is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened against the Seller which, either in any one instance or in the aggregate, is likely (in the Seller's judgment) to result, in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans, or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein or therein, or which would be likely to impair materially the ability of the Seller to perform its obligations hereunder or thereunder.

          (f) The Servicer is an approved servicer of residential mortgage loans for Fannie Mae and Freddie Mac, in good standing, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. No event has occurred, including but not limited to, a change in insurance coverage, which would make Servicer unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac.

          (g) The Seller is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with HUD eligibility requirements or which would require notification to HUD.

     SECTION 3.3 REPURCHASE AND SUBSTITUTION

          (a) It is understood and agreed that the representations and warranties set forth in Sections 3.1 and 3.2 shall survive the sale of Mortgage Loans by each Seller to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination of any Collateral File or Credit File.

          (b) Upon discovery by a Seller (the "Breaching Seller") or the Purchaser of a breach of any of the representations and warranties set forth in Sections 3.1 or 3.2 made by the Breaching Seller that materially and adversely affects the value of any Mortgage Loan or the interest of the Purchaser in any Mortgage Loan sold by the Breaching Seller hereunder (or, in the case of the representations and warranties set forth in Section 3.2, the value of the Mortgage Loans or the interest of the Purchaser in the Mortgage Loans sold by the Breaching Seller hereunder), the party discovering such breach shall give prompt written notice to the other. The Breaching Seller shall use its best efforts to promptly cure in all material respects any such breach or defect within 90 days of the earlier of either discovery by or notice to the Breaching

Seller of such breach or defect, and, if such breach or defect cannot be or is not cured within such 90-day period, the Breaching Seller shall, at the option of the Purchaser, in the case of a breach of a representation and warranty set forth in Section 3.1, repurchase the affected Mortgage Loan(s), and, in the case of a breach of a representation and warranty set forth in Section 3.2, repurchase either (1) all of the Mortgage Loans or (2) such of the Mortgage Loans selected by the Purchaser so that, after such repurchase, such breach or defect is cured in all material respects. Notwithstanding the foregoing, upon discovery of a breach of any representation or warranty which would cause a Mortgage Loan to be other than a "qualified mortgage" within Section 860G(a)(3) of the Code, the Breaching Seller shall either cure or repurchase the affected Mortgage Loan within 75 days. Any such repurchase shall be at a price equal to the applicable Repurchase Price, shall occur on the next Monthly Remittance Date (as defined in the Servicing Agreement) and shall be accomplished by deposit in the Account of the amount of the Repurchase Price pursuant to Section 2.4(c) of the Servicing Agreement. Notwithstanding the foregoing, if the Breaching Seller discovers or receives notice of any such breach or defect, and if the affected Mortgage Loan has not been subject to a Pass-Through Transfer, the Breaching Seller may remove any such Mortgage Loan (a "Deleted Mortgage Loan"), rather than repurchase any such Mortgage Loan as provided above, and substitute in its place a Qualified Substitute Mortgage Loan(s). If the Breaching Seller has no Qualified Substitute Mortgage Loan(s), then the Breaching Seller shall repurchase the Mortgage Loan or Mortgage Loans, as the case may be, in the manner provided in this Section 3.3(b).

          (c) For each of the Qualified Substitute Mortgage Loans substituted for a Deleted Mortgage Loan, the Breaching Seller shall deliver to the Custodian the documents specified in Section 2.2(a), with the Mortgage Note endorsed as required by Section 2.2(a) and, where applicable, original documents having evidence of recording thereon. The Breaching Seller shall also take such actions with respect to the documents pertaining to each such Qualified Substitute Mortgage Loan as are required to be taken pursuant to Section 2.2(d) with respect to the Mortgage Loans originally subject to this Agreement. For purposes of applying the requirements of Section 2.2(d) to any Qualified Substitute Mortgage Loan, references in such Section to the related Closing Date shall be deemed to be references to the applicable date of substitution of such Qualified Substitute Mortgage Loan. The Breaching Seller shall deposit in the Account the Monthly Payment due on each Qualified Substitute Mortgage Loan in the month following the date of such substitution (with the interest portion thereof adjusted to the applicable Net Rate), and the Monthly Payment due with respect to such Qualified Substitute Mortgage Loan in the month of substitution shall be retained by the Breaching Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Breaching Seller shall thereafter be entitled to retain all amounts subsequently received by the Breaching Seller in respect of such Deleted Mortgage Loan. The Breaching Seller shall amend the related Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan(s) and shall give written notice to the Purchaser that such substitution has taken place, which notice shall have attached thereto a copy of such amended Mortgage Loan Schedule in hard copy or "read-only" electronic format (as reasonably acceptable to such Breaching Seller and the Purchaser). Upon such substitution, each such Qualified Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Breaching Seller shall make and shall be deemed to have made, with respect to such Qualified Substitute Mortgage Loan(s), as of the date of substitution, the representations and warranties set forth in Sections 3.1 and 3.2 (and, for purposes of applying such representations and warranties to each such Qualified Substitute Mortgage Loan, references in such Sections to the related Closing Date shall be deemed to be references to such date of substitution of such Qualified Substitute Mortgage Loan).

          (d) The Purchaser shall immediately take all steps necessary to effect the reconveyance of any repurchased Mortgage Loan or Deleted Mortgage Loan, including all documentation with respect thereto, to the Breaching Seller. The Breaching Seller shall pay all costs and expenses incurred in connection with the repurchase of any Mortgage Loan and the substitution for any Deleted Mortgage Loan. If, in accordance with Section 3.3(b), a Breaching Seller repurchases any MERS Loan or substitutes a Qualified Substitute Mortgage Loan for any MERS Loan, the Servicer shall be authorized to (i) cause the MERS(R) System to reflect such repurchase or substitution, as the case may be, or (ii) cause MERS to remove the repurchased or replaced Mortgage Loan from registration on the MERS(R) System and execute and deliver an Assignment of Mortgage to reflect the transfer of such Mortgage Loan to the Breaching Seller or its designee. The Breaching Seller shall bear any and all fees of MERS relating to the actions authorized under this Section 3.3(d).

          (e) For any month in which a Breaching Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, such Breaching Seller shall determine the amount, if any, by which the aggregate outstanding principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Unpaid Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Breaching Seller on the Monthly Remittance Date (as defined in the Servicing Agreement) following the date of the substitution pursuant to Section 3.1 of the Servicing Agreement. Accordingly, pursuant to
Section 2.4(c) of the Servicing Agreement, the Breaching Seller shall deposit from its own funds (and without any right of reimbursement therefor) into the Account an amount equal to the amount of such shortfall.

          (f) It is understood and agreed that the obligations of a Breaching Seller set forth in this Section 3.3 constitute the sole remedies available to the Purchaser respecting a breach of the representations and warranties by such Breaching Seller set forth in Section 3.1 and Section 3.2.

          (g) Any cause of action against a Breaching Seller relating to or arising out of the breach of any representation and warranty made by such Breaching Seller in Sections 3.1 and 3.2 shall accrue as to any Mortgage Loan only upon (i) discovery of such breach by the Purchaser or notice thereof by such Breaching Seller to the Purchaser, (ii) failure by such Breaching Seller to cure such breach or repurchase or substitute a Qualified Substitute Mortgage Loan(s) for such Mortgage Loan as specified above and (iii) demand upon such Breaching Seller by the Purchaser for all amounts payable in respect of such Mortgage Loan.

          (h) In addition to the repurchase obligations set forth above in this
Section 3.3, each Seller shall also be required to repurchase, in the manner provided in Section 3.3(b) but without any right of such Seller to cure, any Mortgage Loan sold by such Seller hereunder that is paid in full on or prior to the related Cut-off Date. Any such Mortgage

Loan will be repurchased by such Seller at the Repurchase Price.

          (i) In addition to such cure, repurchase and substitution obligation, each Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from the defense of any claim against the Purchaser by a third party resulting from a breach of the representations and warranties made by such Seller in this Article 3 ; provided, that in no case is any Seller to be liable with respect to any claims made against the Purchaser unless the Purchaser shall have notified said Seller in writing, giving notice of the nature of the claim, within a reasonable time after service of a summons or other first legal process that shall have been served upon the Purchaser, but failure to notify said Seller of any such claim shall not relieve said Seller from any liability which it may have to the Purchaser otherwise than on account of this indemnity.

     Each relevant Seller shall be entitled to participate at its own expense in the defense, or, if said Seller so elects, to assume the defense of any suit brought to enforce any such liability, but, if said Seller elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event said Seller elects to assume the defense of any such suit and retain such counsel, the Purchaser may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) said Seller and the Purchaser shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both said Seller and the Purchaser and representation of both said Seller and the Purchaser by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that said Seller shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel based on this indemnification and that all such fees and expenses shall be reimbursed as they are incurred.

     No relevant Seller shall be liable to indemnify any person for any settlement of any claim effected without said Seller's consent, which consent shall not be unreasonably withheld. Said Seller shall not, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which the Purchaser is or could have been a party and indemnity is or could have been sought hereunder by the Purchaser unless such settlement includes an unconditional release of such the Purchaser from all liability on claims that are the subject matter of such proceeding.

                                   ARTICLE 4.

                                    COVENANTS

     SECTION 4.1 COOPERATION

     Each of the Sellers and the Purchaser shall cooperate fully with each other and their respective counsel and other representatives and advisors in connection with the steps required to be taken as part of their respective obligations under this Agreement.

     SECTION 4.2 REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITIES

     Each representation, warranty, covenant and indemnity made by a Seller in this Agreement as of each Closing Date shall survive the execution of this Agreement and the expiration or termination of this Agreement.

     SECTION 4.3 DELIVERY OF DOCUMENTS

     On the dates specified herein, each party shall deliver to the appropriate persons specified herein all documents and instruments provided for hereunder.

     SECTION 4.4 CONSENTS AND APPROVALS

     Each Seller shall obtain, at its sole cost and expense, prior to each Closing Date, all consents and approvals required by law or pursuant to contract to consummate the transactions contemplated hereby. All such consents will be obtained without any cost or expense to the Purchaser and will be obtained without any modification in the terms of any of the agreements relating to the Mortgage Loans or the imposition of any provisions or conditions on the Purchaser.

     SECTION 4.5 CONFIDENTIALITY

          (a) Each party understands that Customer Information and certain other information that has been furnished and shall be furnished in connection with the transactions contemplated under this Agreement is confidential and proprietary, and each party agrees that, with respect to such information that is marked or identified as confidential or proprietary, or required by applicable law (including, without limitation, the Gramm-Leach-Bliley Act and the regulations promulgated thereunder) to be kept confidential, such party shall maintain the confidentiality of such information and shall not, without the written consent of the party furnishing such information, disclose it to third parties or use it except in connection with the transactions contemplated by this Agreement and as permitted by applicable law or as permitted in Section 4.5(b) below. The parties agree that the following items, except as provided in
Section 4.5(b) below, shall be deemed confidential for purposes of this Section 4.5: (a) each completed Term Sheet and (b) each Commitment Letter. The parties agree that the following items shall not be deemed confidential for purposes of this Section 4.5, unless otherwise required by applicable law: (i) this Agreement (except as provided above), (ii) each Mortgage Loan Schedule, (iii) the underwriting guidelines of each Seller, (iv) information generally known in the industry concerning a party, (v) information disclosed to the receiving party by a third party and (vi) information that is required to be disclosed by law, or regulatory or judicial process. These restrictions shall survive termination of this Agreement.

          (b) Notwithstanding any other provision of this Agreement (including the confidentiality provision in Section 4.5(a)), each Seller, the Purchaser and the Servicer (and each employee, representative or other agent of any of the foregoing) may disclose to any and all persons, without limitation of any kind, the "tax treatment" and "tax structure" (as those terms are defined in Treasury Regulations Section 1.6011-4(c)) of all transactions covered by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing parties relating to such tax treatment and tax structure.

     SECTION 4.6 SERVICING

     Commencing on each Closing Date, the Mortgage Loans purchased by the Purchaser on such Closing Date shall be serviced by the Servicer on behalf of the Purchaser pursuant to the Servicing Agreement. Each of Washington Mutual Bank and Washington Mutual Bank fsb, for purposes of the servicing of all Mortgage Loans sold by it hereunder, hereby appoints Washington Mutual Bank, FA as its agent and subservicer for purposes of acting as Servicer and servicing such Mortgage Loans on behalf of the Purchaser pursuant to the Servicing Agreement.

                                   ARTICLE 5.

                             CONDITIONS TO PURCHASE

     The obligations of the Purchaser to purchase any Mortgage Loans on any Closing Date are subject to the satisfaction, as applicable, prior to or on the Initial Closing Date and on such Closing Date (or on such other date as expressly provided for herein) of the following conditions, any of which may be waived in writing by Purchaser:

     SECTION 5.1 EFFECTIVE DATE AND CLOSING DATE DOCUMENTS

     On the Effective Date, the Purchaser shall have received the Effective Date Documents duly executed by all signatories thereto. At each subsequent Closing Date, the Purchaser and the applicable Sellers each will furnish to the other a fully executed counterpart of the Term Sheet and the initial certification from Custodian regarding its receipt of the Collateral Files for the related Mortgage Loans.

     SECTION 5.2 CORRECTNESS OF REPRESENTATIONS AND WARRANTIES

     All of the representations and warranties of the applicable Seller or Sellers under this Agreement shall be true and correct as of such Closing Date (except as otherwise expressly provided for herein), and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement.

     SECTION 5.3 COMPLIANCE WITH CONDITIONS

     All other terms and conditions of this Agreement to be performed by the applicable Seller or Sellers on or prior to such Closing Date (or such other date as expressly provided for herein) shall have been duly complied with and performed in all respects.

     SECTION 5.4 COSTS

     Except as otherwise provided in Section 2.2(b), each Seller shall pay all costs, fees and expenses incurred in connection with the transfer and delivery of the Mortgage Loans sold by such Seller under this Agreement for Seller's accountants, attorneys and other service providers.

                                   ARTICLE 6.

                      PASS-THROUGH AND WHOLE LOAN TRANSFERS

     SECTION 6.1 PASS-THROUGH TRANSFERS OR WHOLE LOAN TRANSFERS

          (a) Upon 15 days' prior written notice of intent to the applicable Seller(s) and the Servicer, the Purchaser may, at its sole option, effect one or more Whole Loan Transfers or Pass-Through Transfers with respect to some or all of the Mortgage Loans in a Loan Pool purchased on any Closing Date, retaining the Servicer as the servicer or subservicer if a Master Servicer is employed as provided in Section 6.2; provided, however, that neither the Purchaser nor any of its permitted assignees may effect a Whole Loan Transfer or a Pass-Through Transfer with respect to Mortgage Loans in any Loan Pool if: (i) more than three investors would own Mortgage Loans in such Loan Pool at any one time (unless otherwise stated in the related Commitment Letter), (ii) any single third party investor would own Mortgage Loans from such Loan Pool having an aggregate Unpaid Principal Balance immediately after such Whole Loan Transfer or Pass-Through Transfer of less than $5,000,000, (iii) the applicable Seller(s) and the Servicer are not provided with initial drafts of all documents for which such Sellers and Servicer are requested to become a party in connection with such Whole Loan Transfer or Pass-Through Transfer at least 10 days prior to the related settlement date (the "Subsequent Transfer Settlement Date"), (iv) a final list of the Mortgage Loans subject to such Whole Loan Transfer or Pass-Through Transfer is not provided to the Servicer at least 2 Business Days prior to the related Subsequent Transfer Settlement Date, (v) any Mortgage Loan is subject to more than one Whole Loan Transfer or Pass-Through Transfer in any given Due Period, unless both the Purchaser and the initial transferee from the Purchaser each give appropriate notice pursuant to this section, or (vi) the related Subsequent Transfer Settlement Date occurs on or prior to the related Servicing Cut-off Date.

          (b) Purchaser shall reimburse each Seller for all reasonable out-of-pocket expenses, including attorneys' fees, incurred by such Seller in connection with each Whole Loan Transfer or Pass-Through Transfer.

          (c) In connection with each Whole Loan Transfer or Pass-Through Transfer permitted under this Section 6.1, each of the Sellers, as applicable, shall: (i) provide the Purchaser with information and appropriate verification of information in its possession or control as may reasonably be necessary in order to effect such Whole Loan Transfer or Pass-Through Transfer (and, to the extent any such information is in the possession or control of any third party, use commercially reasonable efforts to cause such third party to provide such information); and (ii) cooperate with all reasonable requests and due diligence procedures not otherwise addressed herein. In addition, in connection with each Whole Loan Transfer or Pass-Through Transfer permitted hereunder, upon the request of Purchaser, the applicable Seller shall provide an officer's certificate to the effect that the representations and warranties made by such Seller in Section 3.2 are true and correct as of the date of such certificate, provided that nothing has occurred during the period commencing on the applicable Closing Date and ending on the date of such certificate which would make such representations and warranties untrue.

          (d) With respect to any Whole Loan Transfer or Pass-Through Transfer permitted under this Section 6.1 in which a prospectus, prospectus supplement or other document purporting to disclose information related to certain Mortgage Loans or the servicing thereof (a "Disclosure Document") is prepared in connection therewith, and in which a substantial portion of the mortgage loans in the related transaction consist of Mortgage Loans, each of the Sellers, as applicable, shall:

               (i) provide for inclusion as part of such Disclosure Document (A) the regulatory status of such Seller and its affiliates, (B) an update of the characteristics set forth on the Mortgage Loan Schedule for the applicable Mortgage Loans sold by such Seller, (C) the origination and underwriting criteria related to the applicable Mortgage Loans sold by such Seller, (D) delinquency and foreclosure information of the type typically provided by such Seller in connection with mortgage loans originated by such Seller and securitized by third parties (the information referred to in this sentence, in the form provided to Purchaser, being "Seller's Information") and (E) other information typically provided by such Seller in connection with mortgage loans originated by such Seller and securitized by third parties in public, rated transactions for the issuance of mortgage pass-through certificate; and

               (ii) severally and not jointly, (A) indemnify and hold harmless the transferee under any permitted Pass-Through Transfer, the Purchaser and each Person, if any, who "controls" such transferee, if any, or the Purchaser within the meaning of the Securities Act of 1933, as amended (an "Indemnified Party"), against any losses, claims, damages or liabilities to which such Indemnified Party may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in Seller's Information provided by such Seller and included in a Disclosure Document, and (B) reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action.

          (e) With respect to any Pass-Through Transfer permitted under this
Section 6.1 in which twenty percent or more of the mortgage loans in the related transaction consist of Mortgage Loans, each of the applicable Sellers shall:

               (i) execute and deliver a pooling and servicing agreement containing terms and conditions that are consistent with the terms and conditions set forth herein and in the Servicing Agreement and that are customary for public, rated transactions for the issuance of pass-through certificates backed by mortgage loans similar to the Mortgage Loans included in such Pass-Through Transfer, provided, that (A) any servicing reporting requirements must be consistent with the standard practices of Washington Mutual Bank, FA and (B) each of the parties to such pooling and servicing agreement negotiates in good faith any terms or conditions in such pooling and servicing agreement not specifically referenced or provided for under this Agreement or the Servicing Agreement; and

               (ii) provide Purchaser with opinions of counsel as to such Seller's corporate authority and the enforceability of the pooling and servicing agreement against such Seller, audit letters addressing the delinquency and foreclosure statistics of Washington Mutual

Bank, FA and certificates from public officials, each as such Seller shall reasonably determine to be necessary to effect such Pass-Through Transfer.

          (f) With respect to any Whole Loan Transfer or Pass-Through Transfer in which a Disclosure Document is prepared in connection therewith, the Purchaser shall:

               (i) provide each Seller with all drafts of the Seller's Information when produced and revise the Seller's Information in accordance with such Seller's reasonable comments to correct any information therein at the Purchaser's cost; and

               (ii) (A) indemnify and hold harmless each of the Sellers against any losses, claims, damages or liabilities to which such Seller may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement of any material fact contained in such Disclosure Document (other than an untrue statement of material fact contained in the Seller's Information), or (y) arise out of or are based upon the omission to state in such Disclosure Document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (unless the material fact omitted would constitute Seller's Information) and (B) reimburse each Seller for any legal or other expenses reasonably incurred by such Seller in connection with investigating or defending any such loss, claim, damage, liability or action.

     SECTION 6.2 DESIGNATION OF A MASTER SERVICER

     Notwithstanding anything to the contrary contained in this Agreement, but subject to the terms of the Servicing Agreement, the Purchaser shall have the right, in its sole discretion, upon 30 days' prior written notice to the Sellers, to appoint and designate a master servicer (the "Master Servicer"), as master servicer of any Mortgage Loans subject to a Whole Loan Transfer or Pass-Through Transfer permitted under Section 6.1. Upon such appointment, the Sellers shall correspond and communicate solely with the Master Servicer, as if the Master Servicer were the "Purchaser" hereunder. Furthermore, the Master Servicer shall have all rights as designee of the Purchaser to enforce the representations and warranties, and all other covenants and conditions set forth in this Agreement, and the Sellers shall follow and shall be entitled to rely on the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Purchaser. The Master Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Purchaser, and the Sellers shall have the right to rely on all such waivers and consents. The Master Servicer shall be empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Purchaser's designee hereunder, and such amendments or modifications shall be binding upon the Purchaser as if the Purchaser had executed and delivered the same.

                                   ARTICLE 7.

                            MISCELLANEOUS PROVISIONS

     SECTION 7.1 AMENDMENT

     This Agreement may be amended from time to time by the Sellers and the Purchaser solely by written agreement signed by the Sellers and the Purchaser.

     SECTION 7.2 RECORDATION OF AGREEMENT

          (a) To the extent necessary under applicable law to protect the interests of the Purchaser, this Agreement or a memorandum thereof is subject to recordation in all appropriate public offices for real property records in all the counties and other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Sellers at the Purchaser's expense upon direction of the Purchaser.

          (b) Each Seller agrees to execute or cause to be executed such documents and take or cause to be taken such actions as may be necessary to effect the intent of this Agreement, including without limitation the execution and delivery of instruments of further assurance and the execution and delivery of such other documents, and the taking of such other actions as may be reasonably requested by the Purchaser.

     SECTION 7.3 GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law. Each of the Sellers and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of each of the Sellers or the Purchaser. This provision is a material inducement for each of the Sellers and the Purchaser to enter into this Agreement.

     SECTION 7.4 GENERAL INTERPRETIVE PRINCIPLES

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

               (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

               (iv) a reference to a subsection without further reference to a
Section is a reference to such subsection as contained in the same Section in which the reference appears, and this Rule shall also apply to Paragraphs and other subdivisions;

               (v) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

               (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

     SECTION 7.5 REPRODUCTION OF DOCUMENTS

     This Agreement and all documents relating hereto, including (i) consents, waivers, and modifications which may hereafter be executed, (ii) the Effective Date Documents, all Commitment Letters, Term Sheets and Mortgage Loan Schedules and (iii) financial statements, certificates, and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic, or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

     SECTION 7.6 NOTICES

     All demands, notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by facsimile, mailed by registered mail, postage prepaid or delivered by a nationally recognized overnight courier, to

     (i) in the case of the Sellers:

     Washington Mutual Bank, FA
     Washington Mutual Bank fsb
     Washington Mutual Bank
     1201 Third Avenue, WMT0511
     Seattle, Washington  98101
     Attention: General Counsel
     Telephone: (206) 461-8890
     Facsimile: (206) 461-5739

     (ii) in the case of the Servicer:

     Washington Mutual Bank, FA
     19850 Plummer St.
     N070205
     Chatsworth, CA 91311

     Attention: Vice President of Investor Reporting
     Telephone: (818) 775-2278
     Facsimile: (818) 775-2819

or such other address as may hereafter be furnished to the Purchaser in writing by a Seller or the Servicer, and

     (iii) in the case of the Purchaser:

     Banc of America Mortgage Capital Corporation
     Hearst Tower
     NC 1-027-21-04
     214 North Tryon Street, 21st Floor

     Charlotte, NC 28255
     Attention: Managing Director
     Telephone: (704) 388-8708
     Facsimile: (704) 386-3215

or such other address as may hereafter be furnished to each of the Sellers and the Servicer in writing by the Purchaser.

     Notwithstanding the foregoing, any demand, notice, consent, waiver or communication may be given by any other means agreed to by the parties.

     SECTION 7.7 SEVERABILITY OF PROVISIONS

     If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions, or terms of this Agreement or the rights of the parties hereunder. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

     SECTION 7.8 EXHIBITS

     The exhibits to this Agreement and each of the Commitment Letters are hereby incorporated and made a part hereof and are an integral part of this Agreement. If any provision of this Agreement conflicts with any provision of any Commitment Letter, the provisions of this Agreement shall control.

     SECTION 7.9 COUNTERPARTS; SUCCESSORS AND ASSIGNS

     This Agreement may be executed in one or more counterparts, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the Sellers and the Purchaser. Notwithstanding the foregoing, (a) none of the Sellers shall assign its rights and obligations under this Agreement without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed and (b) the Purchaser may not assign its rights and obligations under this Agreement except (i) as provided in
Section 6.1(a) and Section 6.2, (ii) with the prior written consent of the applicable Seller or Sellers, which consent shall not be unreasonably withheld or delayed (in which case all references to the Purchaser herein shall be deemed to include such assignee or designee), or (iii) subject to the provisions of
Section 6.1(a), the Purchaser shall have the right to assign its interest under this Agreement with respect to some or all of the Mortgage Loans to an affiliate of the Purchaser by executing an Assignment, Assumption and Recognition Agreement, substantially in the form of EXHIBIT C, and the assignee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this Agreement shall be deemed to include its assignee.

     SECTION 7.10 EFFECT OF HEADINGS

     The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     SECTION 7.11 OTHER AGREEMENTS SUPERSEDED

     This Agreement supersedes all prior agreements and understandings (other than the Commitment Letters) relating to the subject matter hereof.

     SECTION 7.12 SURVIVAL

     The representations, warranties, indemnities, covenants and agreements of the parties provided in this Agreement and the parties' obligations hereunder shall survive the execution and delivery and the termination or expiration of this Agreement.

     SECTION 7.13 INTENTION OF THE PARTIES

     It is the intention of the parties that the Purchaser is purchasing, and each Seller is selling Mortgage Loans and not a debt instrument of such Seller or other security. Accordingly, the parties hereto each intend to treat each of the transactions hereunder for federal income tax purposes as a sale by each Seller, as applicable, and a purchase by the Purchaser, of Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Credit Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans, and the applicable Seller or Sellers shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

     SECTION 7.14 NONSOLICITATION

     Each Seller covenants and agrees that it will not take any action personally, by telephone, by mail or otherwise, to solicit the prepayment of the Mortgage Loans by the Mortgagors, in whole or in part following the date hereof. Notwithstanding the foregoing, no Seller shall be prohibited from:

               (i) advertising its availability for handling refinancing of mortgage loans if the Mortgage Loans are not specifically targeted;

               (ii) promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans that such Seller or its affiliates owns or services;

               (iii) promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans of a specific type (e.g., conventional fixed-rate or conventional adjustable-rate) that such Seller or its affiliates owns or services;

               (iv) promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans that fall within specific interest rate ranges that such Seller or its affiliates owns or services;

               (v) providing payoff information or otherwise cooperating with individual Mortgagors who contact such Seller about prepaying any Mortgage Loan; or

               (vi) advising individual Mortgagors who contact such Seller about prepaying any Mortgage Loan of refinancing terms or streamlined origination arrangements that are available.

In no event shall any Seller treat mortgage loans that it holds in its own portfolio and the Mortgage Loans as separate classes of mortgages for purposes of advertising the availability of refinancing terms.

     SECTION 7.15 OBLIGATIONS OF THE SELLERS

     The obligations and liability of each of the Sellers under this Agreement are several, and no Seller shall be responsible for the obligations of any other Seller under this Agreement. Each representation, warranty, indemnity and covenant made by one Seller under the Agreement is made by, or on behalf of, and with respect to, that Seller only and not any other Seller.

     SECTION 7.16 ATTORNEYS' FEES

     If either party retains an attorney to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees from the other party, including, without limitation, fees incurred in arbitration and in trial and appellate courts, fees incurred without suit, and all arbitration, court and accounting costs.

                               [Signatures follow]

     TO WITNESS THIS, the Sellers and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase and Sale Agreement (Amended and Restated) by their duly authorized respective officers as of the day and year first above written.

                                 WASHINGTON MUTUAL BANK, FA
                                 a federally chartered savings association


                                 By:    /s/ Barbara Loper
                                 Name:  Barbara Loper
                                 Title: Vice President



                                 WASHINGTON MUTUAL BANK FSB
                                 a federal savings bank


                                 By:    /s/ Barbara Loper
                                 Name:  Barbara Loper
                                 Title: Vice President


                                 WASHINGTON MUTUAL BANK
                                 a Washington state chartered stock savings bank


                                 By:    /s/ Barbara Loper
                                 Name:  Barbara Loper
                                 Title: Vice President


                                 BANC OF AMERICA MORTGAGE CAPITAL CORPORATION a North Carolina corporation


                                 By:    /s/ Bruce W. Good
                                 Name:  Bruce W. Good
                                 Title: Vice President


                                      A-1-1

By executing this Mortgage Loan Purchase and Sale Agreement (Amended and Restated), the party below agrees and acknowledges that this Agreement shall replace in its entirety the Original Purchase Agreement as it relates to the Mortgage Loans sold pursuant the Term Sheets executed prior to the date hereof and on or after the date hereof, and any future reference to the Original Purchase Agreement will mean this Mortgage Loan Purchase and Sale Agreement (Amended and Restated).

                                 BANK OF AMERICA, N.A.
                                 a national banking association, as successor to the Purchaser with respect to certain
                                 Mortgage Loans


                                 By:
                                     -------------------------------------------
                                 Name:
                                       -----------------------------------------
                                 Title:
                                        ----------------------------------------


                                      A-1-2

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

     This instrument was acknowledged before me on ______________________, 200___, by _____________________ as _________________________ of Washington
Mutual Bank, FA.

                                        ________________________________________
                                        [Print Name]_________________________
                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at ________________
                                        My commission expires

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

     This instrument was acknowledged before me on ______________________, 200___, by _____________________ as _________________________ of Washington
Mutual Bank fsb.

                                        ________________________________________
                                        [Print Name]_________________________
                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at ________________
                                        My commission expires


                                      A-1-3

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

     This instrument was acknowledged before me on ______________________, 200___, by _____________________ as _________________________ of Washington
Mutual Bank.

                                        ________________________________________
                                        [Print Name]_________________________
                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at ________________
                                        My commission expires


                                      A-1-4

STATE OF NORTH CAROLINA )
                        ) ss.
COUNTY OF MECKLENBURG   )

     This instrument was acknowledged before me on ______________________, 200___, by _____________________ as _________________________ of Banc of America
Mortgage Capital Corporation.

                                        ________________________________________
                                        [Print Name]_________________________
                                        NOTARY PUBLIC in and for the State of
                                        ____________, residing at ______________
                                        My commission expires


                                      A-1-5

STATE OF NORTH CAROLINA )
                        ) ss.
COUNTY OF MECKLENBURG   )

     This instrument was acknowledged before me on ______________________, 2003, by _____________________ as _________________________ of Bank of America, N.A.

                                        ________________________________________
                                        [Print Name]_________________________
                                        NOTARY PUBLIC in and for the State of
                                        _________, residing at _________________
                                        My commission expires


                                      A-1-6

                                   EXHIBIT A-1

                           CONTENTS OF COLLATERAL FILE

     With respect to each Mortgage Loan, the Collateral File shall include each of the following items unless otherwise agreed by the applicable Seller and the
Purchaser:

     A. With respect to each Mortgage Loan (other than a Cooperative Loan):

          1. (i) The original Mortgage Note, endorsed (on the Mortgage Note or an allonge attached thereto) "Pay to the order of _______________________, without recourse," (or as otherwise specified in the related Commitment Letter), and signed by facsimile signature in the name of such Seller by an authorized officer, with all intervening endorsements showing a complete, valid and proper chain of title from the originator of such Mortgage Loan to such Seller;

               (ii) or a certified copy of the Mortgage Note (endorsed as provided above) together with a lost note affidavit, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing.

          2. The original Mortgage, with evidence of recording thereon (and, in the case of a MOM Loan, with evidence of the MIN), or if such Mortgage has been lost or if such public recording office retains the original recorded Mortgage, a photocopy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

          3. Unless such Mortgage Loan is a MERS Loan, the original Assignment of Mortgage, from the Seller signed by original signature of an authorized officer, in blank (or as otherwise specified in the related Commitment Letter), which assignment shall be in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information).

          4. Unless such Mortgage Loan is a MOM Loan, originals of all intervening Assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to the Seller (or in the case of a MERS Loan other than a MOM Loan showing a complete chain of title from the originator to MERS), or if any such original intervening Assignment of Mortgage is permanently retained by the applicable recording office, or if such original Assignment of Mortgage has been lost, a photocopy of each such original, certified by the applicable public recording office to be a true and complete copy of the original.

          5. Originals of all assumption and modification agreements, if any, unless such originals are permanently retained by the applicable recording office (in which event the Collateral File shall contain a photocopy of each such


                                      A-1-1
               original, certified by the applicable public recording office to be a true and complete copy of the original) and an endorsement to the original policy of title insurance extending coverage to the date and time of the recording of any such modification or assumption.

     B. With respect to each Cooperative Loan, as applicable, copies of (1) the proprietary lease; (2) the security agreement; (3) the assignment of the proprietary lease, with all intervening assignments showing a complete chain of title and an assignment thereof by such Seller; (4) the original stock certificate evidencing the ownership of the Cooperative Apartment, endorsed or accompanied by a stock power relating to such stock certificate executed in blank; (5) a recognition agreement in form approved by Seller's underwriting guidelines, in substantially the same form as the standard "AZTECH" form; (6) copies of the financing statement filed by the applicable Seller as secured party and, if applicable, a filed UCC-3 assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 Assignment of such security interest by the Seller in a form sufficient for filing; and (7) such other documents as are necessary for the perfection of a lien against the related Coop Ownership Interests under applicable law.


                                      A-1-2

                                   EXHIBIT A-2

                             CONTENTS OF CREDIT FILE

     With respect to each Mortgage Loan, unless otherwise agreed by the applicable Seller and the Purchaser, the Credit File shall include each of the following items:

          1.   Copy of survey of the Mortgaged Property, if available.

          2. Copy of each instrument necessary to complete identification of any exception set forth in the exception Schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

          3. Evidence of a hazard insurance policy and, if required by law, a flood insurance policy, with extended coverage of the hazard insurance policy. (Note: Evidence will be maintained by the Seller in electronic form, not in the Credit File. The Seller shall produce a paper copy of such evidence upon request by the Purchaser.)

          4. Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

          5.   Residential loan application.

          6. Verification of employment and income if required pursuant to Seller's underwriting criteria.

          7. Verification of acceptable evidence of source and amount of down payment (to the extent required under Seller's underwriting guidelines).

          8.   Credit report on the Mortgagor.

          9.   Residential appraisal report.

          10.  Photograph of the property.

          11.  Executed disclosure statement.

          12. Tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, correspondence, current and historical computerized data files, underwriting standards used for origination, and all other papers and records developed or originated by the Seller or others required to document the Mortgage Loan or to service the Mortgage Loan.

          13. A certified copy or an imaged copy on CD ROM of the policy of title insurance.


                                      A-2-1

          14. A certified copy or an imaged copy on CD ROM of the executed Power of Attorney, if any.

          15. A certified copy or an imaged copy on CD ROM of the original Primary Mortgage Insurance Policy, if any.


                                      A-2-2

                                    EXHIBIT B

                                   TERM SHEET

                              (WASHINGTON MUTUAL--
                  BANC OF AMERICA MORTGAGE CAPITAL CORPORATION)

     This TERM SHEET (the "Term Sheet") is dated __________, 200_ by WASHINGTON MUTUAL BANK, FA, a savings association organized under the laws of the United States, WASHINGTON MUTUAL BANK fsb, a savings bank organized under the laws of the United States, and WASHINGTON MUTUAL BANK, a Washington state chartered stock savings bank, as sellers (each, "Seller" and, collectively, the "Sellers") and BANC OF AMERICA MORTGAGE CAPITAL CORPORATION, a North Carolina corporation (the "Purchaser").

     This Term Sheet is made pursuant to the terms and conditions of the Mortgage Loan Purchase and Sale Agreement (Amended and Restated) (the "Agreement"), dated as of July 1, 2003, which amended and restated a prior agreement dated as of January 1, 2002, among Sellers and the Purchaser, the provisions of which are incorporated here, as such terms may be modified or supplemented here. All capitalized terms shall have the meanings ascribed to them in the Agreement, unless otherwise defined here.

     The Purchaser hereby purchases from Sellers and each Seller hereby sells to the Purchaser, severally and not jointly, all of Seller's right, title and interest in and to the Mortgage Loans described on the Mortgage Loan Schedule attached as Schedule I, in accordance with the terms of the Agreement, as such terms may be supplemented or modified by this Term Sheet. From this date forward, Washington Mutual Bank, FA, shall service the Mortgage Loans for the benefit of the Purchaser and all subsequent transferees of the Mortgage Loans in accordance with the terms of the Servicing Agreement (Amended and Restated), dated as of July 1, 2003, which amended and restated a prior agreement, dated as of January 1, 2002, between Washington Mutual Bank, FA, as servicer, and Purchaser.

                                 1. DEFINITIONS

     For purposes of the Mortgage Loans to be sold pursuant to this Term Sheet, the following terms shall have the following meanings:

     Aggregate Principal Balance
     (as of the Cut-Off Date):     _______________________________

     Closing Date:                 _______________________________

     Custodian:                    _______________________________

     Cut-off Date:                 _______________________________

     Initial Weighted Average
     Mortgage Loan Net Rate:       _______________________________

     Mortgage Loan Type:           _______________________________

     Purchase Price Percentage:    _______________________________

     Servicing Fee Rate:           _______________________________

     2. ADDITIONAL CLOSING CONDITIONS:

     a. The maximum number of permitted investors in the Mortgage Loans at any one time shall be four.

     b. In addition to the foregoing and to the conditions specified in the Agreement, the obligation of each of the Sellers and the Purchaser is subject to the fulfillment, on or prior to the relevant Closing Date, of the following additional conditions:

          No more than one percent (1%) of the Aggregate Principal Balance of the Mortgage Loans shall be subject to lost note affidavits.

     3. ADDITIONAL LOAN DOCUMENTS:

     a. In addition to the contents of the Mortgage File specified in the Agreement, the following documents shall be delivered with respect to the Mortgage Loans:

          None.

     4. ADDITIONS TO OR MODIFICATIONS OF REPRESENTATIONS AND WARRANTIES:

     a. In addition to the representations and warranties set forth in the Agreement, as of the date hereof, each of the Sellers makes the following additional representations and warranties with respect to the Mortgage Loans:

          No Mortgage Loan, which is secured by real property located in the State of Georgia, was originated between October 1, 2002 and March 6, 2003 (inclusive of those dates).

     b. Notwithstanding anything to the contrary set forth in the Agreement, with respect to each Mortgage Loan to be sold on the Closing Date or with respect to each of the Sellers, the representations and warranties set forth in Section 3.1 and Section 3.2 of the Agreement shall be modified to read as follows:

          No change.

     c. Except as modified here, Sections 3.1 and 3.2 of the Agreement remain in full force and effect as of the date of this Term Sheet.

     5. TAX TREATMENT AND TAX STRUCTURE

               Notwithstanding any other provision of this Term Sheet or the Agreement (including any confidentiality provision) or the terms of any confidentiality provisions in any other agreements between the parties relevant to the Mortgage Loans, each Seller, the Purchaser and the Servicer (and each employee, representative or other agent of any of the foregoing) may disclose to any and all persons, without limitation of any kind, (i) the "tax treatment" and "tax structure" (as those terms are defined in Treasury Regulations Section 1.6011-4(c)) of all transactions covered by this Term Sheet, the Agreement or any other agreements between the parties relevant to the Mortgage Loans and (ii) all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing parties relating to such tax treatment and tax structure.

                               [Signatures follow]

     TO WITNESS THIS, the parties have caused their names to be signed by their respective duly authorized officers as of the date first written above.

                                        WASHINGTON MUTUAL BANK, FA
                                        a federally chartered savings
                                        association


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WASHINGTON MUTUAL BANK FSB
                                        a federal savings bank


                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------


                                        WASHINGTON MUTUAL BANK
                                        a Washington state chartered stock
                                        savings bank


                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------


                                        BANC OF AMERICA MORTGAGE CAPITAL
                                        CORPORATION
                                        a North Carolina corporation


                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------

                              TERM SHEET SCHEDULE I

                           MORTGAGE LOAN SCHEDULE(S) *

* To be attached as diskette in "read-only" format.

                                    EXHIBIT C

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

     ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT dated __________, 200_, among Banc of America Mortgage Capital Corporation, ("Assignor"), Bank of America, N.A., ("Assignee") and Washington Mutual Bank (a "Seller"), Washington Mutual Bank fsb (a "Seller" and the "Custodian"), Washington Mutual Bank, FA (a "Seller" and the "Servicer", and together with the other Sellers, the "Sellers"):

     For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. With respect to the Mortgage Loans listed on Exhibit A hereto (the "Mortgage Loans"), the Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under that certain (i) Mortgage Loan Purchase and Sale Agreement (Amended and Restated) (the "Purchase Agreement"), dated as of July 1, 2003, which amended and restated an agreement dated as of January 1, 2002, and the related Term Sheet (the "Term Sheet") dated ______________ ____, 200____, each by and among the Assignor and the Sellers, (ii) the Mortgage Loans delivered by the Sellers to the Assignor under the Purchase Agreement and the Term Sheet, (iii) the Servicing Agreement (Amended and Restated) (the "Servicing Agreement") dated as of July 1, 2003, which amended and restated an agreement, dated as of January 1, 2002, by and between the Assignor and the Servicer, and (iv) the Custodial Agreement (the "Custodial Agreement" and together with the Purchase Agreement, the Term Sheet and the Servicing Agreement, the "Agreements"), dated as of January 1, 2002, by and between the Assignor and Washington Mutual Bank fsb, as initial Custodian.

     2. The Assignor warrants and represents to, and covenants with, the Assignee that:

          a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

          b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Sellers with respect to the Agreements or the Mortgage Loans;

          c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements or the Mortgage Loans; and

          d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "Securities Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto.

     3. That Assignee warrants and represents to, and covenants with, the Assignor and the Sellers that:

          a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements and from and after the date hereof, the Assignee assumes for the benefit of each of the Sellers and the Assignor all of the Assignor's obligations as purchaser or owner thereunder;

          b. The Assignee understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

          c. The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

          d. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any person authorized to act therefor has offered to sell the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) Regulation D promulgated under the Securities Act;

          e. The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

          f. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Sellers;

          g. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the

Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

          h. Either (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan ("Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

          i. The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and the Purchase Agreement is:

          Bank of America, N.A.
          c/o Bank of America Mortgage
          Master Servicing Department
          101 E. Main Street, Suite 400
          Louisville, Kentucky 40202
          Attention: Kara Haeussner
          Telephone: (502) 566-5478
          Fax: (502) 566-7151
          Email: kara.haeussner@bankofamerica.com

     The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Purchase Agreement is:

          For the account of Bank of America, N.A.
          ABA#: 053000196
          A/C#: 000682260734
          A/C Name: Bank of America ITF Clearing for SBO
                    Investors and Various Mortgagors
          Taxpayer ID#: 94-1687665

     4.   Accuracy of the Agreements.

     Each of the Sellers and the Assignor represents and warrants to the Assignee that (i) attached hereto as Exhibit B is a true, accurate and complete copy of each of the Agreements, the terms of which are incorporated herein by reference, (ii) the Agreements have not been amended or modified in any respect, except as set forth in this Agreement, and (iii) no notice of termination has been given to the Servicer under the Servicing Agreement. The Servicer represents and warrants that from the date of the Term Sheet through the date hereof the Servicer has serviced the Mortgage Loans in accordance with the terms of the Servicing Agreement.

     5.   Recognition of Assignee.

     From and after the date hereof, each of the Sellers shall note the transfer of the Mortgage Loans to the Assignee in its books and records, each of the Sellers shall recognize the Assignee as the owner of the Mortgage Loans and the Servicer shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Servicing Agreement. It is the intention of the Assignor, each of the Sellers and the Assignee that the Agreements shall be binding upon and inure to the benefit of each of the Sellers and the Assignee and their respective successors and assigns. To the extent that any representations or warranties have been included solely in a relevant Term Sheet or any terms purporting to amend the underlying Purchase Agreement have been included in the Term Sheet, and upon request by the Assignee in either case, each of the Sellers shall confirm the terms of any such representation, warranty or amendment by separate attachment to this Assignment, Assumption and Recognition Agreement.

     6.   Several Obligations of Sellers.

     The obligations and liability of each of the Sellers under this Assignment, Assumption and Recognition Agreement and under the Agreements are several, and no Seller shall be responsible for the obligations of any other Seller under this Assignment, Assumption and Recognition Agreement or the Agreements. Each representation, warranty, indemnity and covenant made by one Seller under this Assignment, Assumption and Recognition Agreement or any of the Agreements is made by, or on behalf of, and with respect to, that Seller only, and not any other Seller.

                               [Signatures Follow]

     IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement be executed by their duly authorized officers as of the date first above written.


BANC OF AMERICA MORTGAGE                   BANK OF AMERICA, N.A.
CAPITAL CORPORATION                        Assignee
Assignor


By:                                        By:
    ---------------------------------          ---------------------------------

Name:                                      Name:
      -------------------------------

Its:                                       Its:
     --------------------------------


WASHINGTON MUTUAL BANK
Seller


By:
    ---------------------------------

Name:

Its:


WASHINGTON MUTUAL BANK FSB
Seller and Custodian


By:
    ---------------------------------

Name:

Its:


WASHINGTON MUTUAL BANK, FA
Seller and Servicer


By:
    ---------------------------------

Name:

Its:

           ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT EXHIBIT A

                           MORTGAGE LOAN SCHEDULE(S)*

* To be attached as diskette in "read-only" format.

           ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT EXHIBIT B

                               EXECUTION COPIES OF

                    MORTGAGE LOAN PURCHASE AND SALE AGREEMENT
                             (AMENDED AND RESTATED),
                                   TERM SHEET,
                   SERVICING AGREEMENT (AMENDED AND RESTATED)
                                       AND
                               CUSTODIAL AGREEMENT